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                                                                    Exhibit 2.2

                                RECAPITALIZATION
                                    AGREEMENT

                           DATED AS OF APRIL 21, 2003

                                  BY AND AMONG

                          MEDVEST HOLDINGS CORPORATION,

                                 OEP MEDVEST LLC

                                       AND

                         THE OTHER PERSONS SET FORTH ON
                          THE SCHEDULE OF STOCKHOLDERS

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                                TABLE OF CONTENTS

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
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ARTICLE I  DEFINITIONS......................................................... 1

ARTICLE II  RECAPITALIZATION AND STOCK PURCHASE................................ 7
  Section 2.1. Recapitalization.................................................7
  Section 2.2. Stock Purchase...................................................9
  Section 2.3. Reverse Stock Split and Dividend................................10
  Section 2.4. Final Capitalization Schedule...................................10
  Section 2.5. Contribution to Medex...........................................10
  Section 2.6. New Debt Financings.............................................10
  Section 2.7. Use of Proceeds.................................................11

ARTICLE III  CLOSING; CLOSING DELIVERIES.......................................11
  Section 3.1. Closing.........................................................11
  Section 3.2. Closing Deliveries by the Company...............................11
  Section 3.3. Closing Deliveries by the Stockholders..........................13
  Section 3.4. Closing Deliveries by the Buyer.................................14

ARTICLE IV  CLOSING CONDITIONS.................................................15
  Section 4.1. Conditions Applicable to the Company and Stockholders...........15
  Section 4.2. Conditions Applicable to the Buyer..............................16

ARTICLE V  REPRESENTATIONS AND WARRANTIES REGARDING THE STOCKHOLDERS...........18
  Section 5.1. Ownership of Stock..............................................18
  Section 5.2. Authority of Stockholders.......................................18
  Section 5.3. No Violation....................................................19
  Section 5.4. Consents and Approvals..........................................19
  Section 5.5. Brokers, Finders' Fees, etc.....................................19

ARTICLE VI  REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY...............19
  Section 6.1. Organization, Good Standing and Authority.......................20
  Section 6.2. Capitalization; Subsidiaries....................................20
  Section 6.3. Title to Property...............................................21
  Section 6.4. Assets Necessary to Conduct the Business........................22
  Section 6.5. Real Property...................................................22
  Section 6.6. Financial Statements............................................22
  Section 6.7. Absence of Undisclosed Liabilities..............................23
  Section 6.8. Consents and Approvals; Absence of Violation or Conflicts.......23
  Section 6.9. Related Party Transactions......................................24
  Section 6.10. Compliance with Laws; Licenses and Permits.....................24
  Section 6.11. Material Contracts.............................................25
  Section 6.12. Intellectual Property Rights...................................26
  Section 6.13. Legal Proceedings, etc.........................................27
  Section 6.14. Labor and Employee Matters.....................................27
  Section 6.15. Employee Plans.................................................28
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                                TABLE OF CONTENTS

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
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  Section 6.16. Environmental Conditions.......................................30
  Section 6.17. Taxes..........................................................31
  Section 6.18. Absence of Certain Developments................................33
  Section 6.19. Product and Service Warranties.................................34
  Section 6.20. Brokerage Fees.................................................34

ARTICLE VII  REPRESENTATIONS AND WARRANTIES FROM BUYER.........................34
  Section 7.1. Organization....................................................34
  Section 7.2. Authority.......................................................34
  Section 7.3. No Violation....................................................35
  Section 7.4. Consents and Approvals..........................................35
  Section 7.5. Investment Representations......................................35
  Section 7.6. Brokerage Fees..................................................35

ARTICLE VIII  COVENANTS........................................................35
  Section 8.1. Conduct of Business.............................................35
  Section 8.2. Negative Covenants..............................................36
  Section 8.3. No Solicitation of Offers.......................................37
  Section 8.4. Support for Due Diligence.......................................37
  Section 8.5. Terminated Plans................................................37
  Section 8.6. Terms of Preferred Stock........................................38

ARTICLE IX  TERMINATION........................................................39
  Section 9.1. Termination Events..............................................39
  Section 9.2. Effect of Termination...........................................40

ARTICLE X  SURVIVAL AND INDEMNIFICATION........................................40
  Section 10.1. Survival of Representations and Warranties.....................40
  Section 10.2. Indemnification by Stockholders................................40
  Section 10.3. Indemnification by the Buyer...................................41
  Section 10.4. Scope of Stockholders Liability................................41
  Section 10.5. Claims.........................................................42
  Section 10.6. Defense of Actions.............................................42
  Section 10.7. Limitation, Exclusivity........................................43
  Section 10.8. Additional Limitations.........................................43

ARTICLE XI  MISCELLANEOUS......................................................43
  Section 11.1. Amendment, Modification and Supplements........................43
  Section 11.2. Waiver.........................................................44
  Section 11.3. Notices........................................................44
  Section 11.4. Binding Nature; Assignment.....................................45
  Section 11.5. Agency.........................................................45
  Section 11.6. Entire Agreement...............................................46
  Section 11.7. Severability...................................................46
  Section 11.8. No Strict Construction.........................................47
  Section 11.9. Expenses.......................................................47
  Section 11.10. Press Release and Announcements...............................47

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                                TABLE OF CONTENTS

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  Section 11.11.  Governing Law................................................47
  Section 11.12.  Mutual Waiver of Jury Trial..................................47
  Section 11.13.  Counterparts.................................................47
  Section 11.14.  Headings.....................................................47
  Section 11.15.  U.S. Dollars.................................................47
  Section 11.16.  No Reliance by Buyer; Own Due Diligence......................47
  Section 11.17.  Forward Looking Statements...................................47
  Section 11.18.  Definition of Knowledge......................................47

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                                TABLE OF CONTENTS

EXHIBITS:

Exhibit A:  Form of Registration Rights Agreement
Exhibit B:  Form of Severance and Non-Competition Agreement
Exhibit C:  Form of Stockholders Agreement
Exhibit D:  Form of Amendment to Articles of Incorporation

SCHEDULES*
Schedule of Stockholders
Final Capitalization Schedule
Schedule 2.2(b)  Purchased Executive Stockholder Stock
Schedule 2.2(c)  Purchased Selling Stockholder Stock
Schedule 2.7     Existing Indebtedness
Schedule 5.1     Ownership of Stock
Schedule 5.5     Brokerage Fees
Schedule 6.2     Capitalization
Schedule 6.3     Title to Real Property
Schedule 6.5     Real Property
Schedule 6.7     Undisclosed Liabilities
Schedule 6.8     Consents and Approvals
Schedule 6.11    Material Contracts
Schedule 6.12    Intellectual Property Rights
Schedule 6.13    Legal Proceedings, Etc.
Schedule 6.14    Labor and Employee Matters
Schedule 6.15    Employee Plans
Schedule 6.16    Environmental Conditions
Schedule 6.17    Taxes
Schedule 6.18    Absence of Certain Developments
Schedule 6.19    Product and Service Warranties
Schedule 6.20    Company/Stockholders Brokerage Fees
Schedule 7.6     Buyer Brokerage Fees
Schedule 8.2     Negative Covenants
------------
* The Registrant will furnish supplementally a copy of any schedule to the Commission upon request.

                                     - iv -
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                           RECAPITALIZATION AGREEMENT

             THIS RECAPITALIZATION AGREEMENT (this "AGREEMENT"), is made and entered into as of April 21, 2003, by and among MedVest Holdings Corporation, an Ohio corporation (the "COMPANY"), OEP MedVest LLC, a Delaware limited liability company (the "BUYER"), and the Persons listed on the SCHEDULE OF STOCKHOLDERS attached hereto (collectively, the "STOCKHOLDERS" and each individually, a "STOCKHOLDER").

             WHEREAS, the Company's wholly-owned subsidiary, Medex, Inc., an Ohio corporation ("MEDEX"), intends to enter into a Purchase Agreement (as from time to time revised, modified or amended, the "PURCHASE AGREEMENT"), with Ethicon Endo-Surgery, Inc., an Ohio corporation, pursuant to which Medex will acquire certain worldwide assets relating to the research, development, manufacture, marketing, distribution and sale of Jelco(R) Protectiv(R) I.V. Catheters, which assets include the capital stock of Johnson & Johnson Medical de Monterrey, S.A. de C.V. (the "ACQUISITION");

             WHEREAS, the parties hereto desire to enter into this Agreement to reorganize and recapitalize the Company in accordance with the provisions set forth herein and to issue certain shares of the Company's capital stock to the Buyer and to redeem certain shares of the Company's capital stock from certain Stockholders, subject to the terms and conditions set forth herein;

             NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

             The following terms when used in this Agreement shall have the meanings set forth below:

             "501(k)s" shall have the meaning set forth in SECTION 6.10(b).

             "ACQUISITION" shall have the meaning set forth in the Preamble to this Agreement.

             "ACQUISITION TRANSACTIONS" shall have the meaning set forth in
SECTION 8.3.

             "AGREEMENT" shall have the meaning set forth in the Preamble to this Agreement.

             "ANTI-TRUST FILINGS" shall mean all applicable notifications or filings with an anti-trust or competition authority in the United States or any other jurisdiction required to consummate the transactions contemplated herein.

             "AS MEDICAL" shall have the meaning set forth in SECTION 6.2(b).

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             "BENEFIT ARRANGEMENTS" shall have the meaning set forth in SECTION
6.15(g).

             "BUSINESS" shall have the meaning set forth in SECTION 6.1.

             "BUSINESS TOP CUSTOMERS" shall have the meaning set forth in
SECTION 6.11(e).

             "BUSINESS TOP SUPPLIERS" shall have the meaning set forth in
SECTION 6.11(e).

             "BUYER" shall have the meaning set forth in the Preamble to this Agreement.

             "BUYER INDEMNITEES" shall have the meaning set forth in SECTION
10.2.

             "CLAIM" shall have the meaning set forth in SECTION 10.5.

             "CLOSING" shall have the meaning set forth in SECTION 3.1.

             "CLOSING DATE" shall have the meaning set forth in SECTION 3.1.

             "CODE" shall mean the Internal Revenue Code of 1986, as amended.

             "COMPANY" shall have the meaning set forth in the Preamble to this Agreement.

             "COMPANY COMMON STOCK" shall mean the common shares of the Company, without par value.

             "COMPANY PREFERRED STOCK" shall mean the preferred shares of the Company, without par value.

             "DAMAGES" shall mean with respect to any party all liabilities, demands, claims, actions, causes of action, costs, expenses, damages (but specifically excluding any incidental, derivative, consequential or loss of profit damages), Taxes, losses, penalties, fines, judgments or amounts paid in settlement, including reasonable attorneys' and accountants' fees incurred by such party. In determining the amount of Damages to an individual party arising from Damages caused to the Company, such amount shall be allocated based on the ownership of the Company Common Stock by such individual divided by the aggregate number of outstanding shares of Company Common Stock. Notwithstanding the foregoing, Damages shall not include any amount of any liability for income Taxes which results, or but for the use of net operating losses of the Company in existence as of the Closing Date to offset operating profits of the Company for any periods subsequent to the Closing Date would have resulted, in the non-cash reduction of net operating losses of the Company.

             "DEFECT" shall mean a defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including any dangerous propensity associated with any reasonably foreseeable use of a product in the absence of a failure to warn, or the failure to warn of the existence of any defect, impurity, or dangerous propensity.

             "EMPLOYEE BENEFIT PROGRAMS" shall have the meaning set forth in
SECTION 6.15(a).

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             "EMPLOYEE PENSION BENEFIT PLANS" shall have the meaning set forth in SECTION 6.15(a).

             "EMPLOYEE WELFARE BENEFIT PLANS" shall have the meaning set forth in SECTION 6.15(a).

             "EMPLOYEES" shall mean, collectively, the employees employed by the Company or any of its Subsidiaries.

             "ENVIRONMENTAL CLAIM" shall mean any claim, action, cause of action, investigation or notice (written or oral) alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or fines or penalties) arising out of, based on or resulting from (a) the actual or alleged presence, Release or threatened Release of any Hazardous Materials at or from any Real Property any time prior to the Closing, or (b) any circumstances occurring or arising prior to the Closing and forming the basis of any violation, or alleged violation, of any Environmental Law.

             "ENVIRONMENTAL LAW" shall mean any applicable federal, state, local or foreign law, regulation, rule, permit or other requirement having the force and effect of law, in force or effect prior to the Closing Date, relating to the pollution or protection of human health or the environment or Release or threatened Release of Hazardous Materials or otherwise relating to the use, storage, handling, production, disposal, discharge, control or clean-up of any hazardous substances, materials or wastes and all laws and regulations with regard to the record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

             "ERISA AFFILIATE" shall have the meaning set forth in SECTION 6.15(a).

             "EXCLUDED REPRESENTATIONS AND WARRANTIES" shall have the meaning set forth in SECTION 10.1.

             "EXECUTIVE STOCKHOLDERS" shall mean Dominick Arena, Michael I. Dobrovic, Ralph E. Dickman, Jr., Charles J. Jamison and Georg Landsberg.

             "FINANCIAL STATEMENTS" mean the audited consolidated financial statements of the Company and its Subsidiaries as of December 31, 2002, December 31, 2001 and January 29, 2000, and the fiscal years then ended.

             "FORWARD-LOOKING STATEMENTS" shall have the meaning set forth in
SECTION 11.17.

             "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

             "GOVERNMENTAL AUTHORITY" shall mean the government of the United States or any other country or any state province, municipality or other political subdivision of any of the foregoing, or any court, tribunal, agency department, board or commission (including regulatory and administrative bodies) of any of the foregoing.

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             "HAZARDOUS MATERIALS" shall mean (i) all substances defined as
Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, (ii) all substances defined as such by, or regulated as such under, any Environmental Law, (iii) asbestos, natural gas, synthetic gas and mixtures thereof and (iv) any other substance exposure to which or the presence of which is prohibited, limited or regulated by any Governmental Authority.

             "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

             "INDEMNIFIED PARTY" shall have the meaning set forth in SECTION
10.5.

             "INDEMNIFYING PARTY" shall have the meaning set forth in SECTION 10.5.

             "INTELLECTUAL PROPERTY RIGHTS" of a Person shall mean the following, in any and all countries: (a) patents and patent applications, patent disclosures, utility models and industrial designs, and all applications and registrations therefor, together with all reissuances, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations, and all rights of priority and all counterparts thereof, owned, licensed, used or held for use by such Person or any of its Subsidiaries (collectively, "PATENTS"), (b) trademarks, servicemarks, trade dress, logos, slogans, tradenames, service names, corporate and business names, and all applications and registrations therefor, and renewals thereof, together with all rights of priority and counterparts thereof, owned, licensed, used or held for use by such Person or any of its Subsidiaries (collectively, "TRADEMARKS"), (c) all copyrights, applications and registrations and renewals therefor owned, licensed, used or held for use, by such Person or any of its Subsidiaries (collectively, "COPYRIGHTS"), (d) all domain names registered to such Person or any of its Subsidiaries (collectively, the "DOMAIN NAMES"), (e) all trade secrets and proprietary information, including but not limited to formulas, methods, know-how, and processes, owned, licensed, used or held for use by such Person or any of its Subsidiaries and (f) the right to sue and collect damages for past infringement or dilution of all of the foregoing. "Company Intellectual Property Rights" shall mean the Intellectual Property Rights of the Company, including those of all of its Subsidiaries.

             "LEASE" shall have the meaning set forth in SECTION 6.5(b).

             "LEASED REAL PROPERTY" shall have the meaning set forth in SECTION 6.5(a).

             "MATERIAL ADVERSE CHANGE" and "MATERIAL ADVERSE EFFECT" shall mean any event or situation that has or would reasonably be expected to have a material adverse change or effect on the business, operations, assets, liabilities, results of operations, cash flows or financial condition of the Company and its Subsidiaries, taken as a whole.

             "MATERIAL CONTRACTS" shall have the meaning set forth in SECTION 6.11(b).

             "MAXIMUM AMOUNT" shall have the meaning set forth in SECTION
10.4(b).

             "MEDEX" shall have the meaning set forth in the Preamble to this Agreement.

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             "MEDEX ESOP" shall mean the Medex Employee Stock Ownership Plan.

             "MEDEX GERMANY" shall have the meaning set forth in SECTION 6.2(b).

             "MEDEX MEDICAL" shall have the meaning set forth in SECTION 6.2(b).

             "MEDEX UK" shall have the meaning set forth in SECTION 6.2(b).

             "MULTI-EMPLOYER PLAN" shall have the meaning set forth in SECTION 6.15(a).

             "NEW CREDIT AGREEMENT" shall mean the Credit Agreement by and among Medex, the Company, the Subsidiaries of Medex party thereto, the financial institutions party thereto, Wachovia Bank, National Association, as administrative agent, together with all agreements, instruments and documents executed or delivered pursuant thereto or in connection therewith (including, without limitation, any promissory notes, guarantees and security documents).

             "NEW DEBT FINANCINGS" shall have the meaning set forth in SECTION 2.6.

             "NEW NOTE ISSUANCE" shall mean the issuance of up to $150,000,000 of senior subordinated notes by Medex.

             "OWNED REAL PROPERTY" shall have the meaning set forth in SECTION 6.5(a).

             "PERMITTED ENCUMBRANCES" shall mean (i) imperfections of title, easements, encroachments, rights of way and other such restrictions of record and such state of facts as an accurate survey will disclose; PROVIDED that such matters, if any, do not individually or in the aggregate, (a) materially detract from the value or interfere with the current use of the assets used in the Business in a significant manner, (b) substantially interfere with or impair the operation or value of the Business or the use or occupancy of the applicable facility or (c) render title unmarketable; and (ii) zoning ordinances and other governmental rules and regulations of applicable governmental boards or bureaus having jurisdiction over the Real Property.

             "PERMITTED LIENS" shall mean (i) all statutory liens for current Taxes or assessments not yet due or delinquent, (ii) mechanics', materialmen's, warehousemen's and similar liens attaching by operation of law, incurred in the ordinary course of business and securing payments not delinquent or payments which are being contested in good faith, (iii) such other liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, social security and other like laws where the underlying obligations are not yet delinquent or such other liens or imperfections in title set forth in SCHEDULE 6.3, (iv) liens securing existing indebtedness and other outstanding obligations or amounts owed to the Persons listed on SCHEDULE 2.7 hereto, which liens have been previously disclosed to the Buyer and which liens will be released on or prior to the Closing; and (v) liens securing indebtedness and other obligations arising under the New Credit Agreement.

             "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

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             "PRODUCTS" shall mean the products of Company or any of its
Subsidiaries.

             "PURCHASE AGREEMENT" shall have the meaning set forth in the Preamble to this Agreement.

             "REAL PROPERTY" shall mean the Owned Real Property and the Leased Real Property.

             "REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement between the Company, the Buyer and the other Persons party thereto substantially in the form of EXHIBIT A attached hereto.

             "RELEASE" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

             "REPRESENTATIVES" shall have the meaning set forth in SECTION 11.5(a).

             "RETURNS" shall have the meaning set forth in SECTION 6.17(a).

             "SECURITIES" shall mean the Company Common Stock and the Company Preferred Stock.

             "SELLING STOCKHOLDERS" shall have the meaning set forth in SECTION 2.2(c).

             "SEVERANCE AND NON-COMPETITION AGREEMENT" shall mean an agreement between Medex and each Executive Stockholder substantially in the form of EXHIBIT B attached hereto.

             "STOCKHOLDER" shall have the meaning set forth in the Preamble to this Agreement.

             "STOCKHOLDER ACTIONS" shall have the meaning set forth in SECTION 11.5(a).

             "STOCKHOLDER INDEMNITEES" shall have the meaning set forth in
SECTION 10.3.

             "STOCKHOLDERS AGREEMENT" shall mean the stockholders agreement between the Company, the Buyer and the other Persons party thereto substantially in the form of EXHIBIT C attached hereto.

             "SUBSIDIARY" shall mean with respect to any Person, any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the owner or one or more of its subsidiaries; when used without reference to a particular Person, "Subsidiary" mean a Subsidiary of the Company.

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             "STOCKHOLDERS' STOCK" shall mean the Common Stock held by the
Stockholders prior to the Closing Date.

             "TAX" and "TAXES" shall mean all present or future taxes, charges, fees, levies, duties or other assessments including, without limitation, income, excise, property, value added, real estate, sales, payroll, transfer, social security, employment and franchise taxes imposed by any federal, state, county, or local government, or a subdivision or agency thereof. Such term shall include any interest, penalties, or additions payable in connection with such taxes, charges, fees, levies, duties, or other assessments.

             "TERMINATED PLANS" means, collectively, the Medex ESOP, the Stock Incentive Plan (UK) and Stock Appreciation Participation Rights Plan (Germany).

             "TERMINATION AGREEMENT" shall have the meaning set forth in SECTION 3.2(d).

             "THRESHOLD AMOUNT" shall have the meaning set forth in SECTION 10.4(a).

                                   ARTICLE II
                       RECAPITALIZATION AND STOCK PURCHASE

     Section 2.1.   RECAPITALIZATION.

             (a) ARTICLES OF INCORPORATION; CODE OF REGULATIONS. Immediately prior to the Closing, Article IV to the Articles of Incorporation of the Company shall be amended to read substantially as set forth in EXHIBIT D. Immediately prior to the Closing, the Code of Regulations of the Company and Medex shall be amended in form and substance reasonably acceptable to the Buyer and the Representatives to reflect the agreements related to management contained in the Stockholders Agreement.

             (b) DIRECTORS. Immediately prior to the Closing, the directors of the Company and its Subsidiaries shall resign and new directors of the Company and its Subsidiaries shall be appointed in accordance with the provisions of the Stockholders Agreement.

             (c) STOCK OPTION PLANS. On the Closing Date after the events described in SECTION 2.3, the Company shall amend its stock option plans and the stock option agreements evidencing grants of options made prior to the date hereof under such stock option plans to amend the number of shares of Company Common Stock into which the options outstanding under such stock option plans are exercisable to a corresponding number of Company Common Stock and Company Preferred Stock and the exercise prices therefor based on the valuation of the Company Common Stock and Company Preferred Stock on the Closing Date as contemplated by this Agreement. Except as so amended, the Company's stock option grants and the stock option agreements evidencing grants of options made prior to the date hereof under such stock option plans shall continue in effect from and after the Closing Date in accordance with terms and conditions of the respective stock option plans and related stock option agreements.

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             (d)    EMPLOYEE PLAN TERMINATIONS.

                    (i) Prior to the Closing, the Board of Directors of the Company shall adopt the necessary resolutions authorizing the Company and its Subsidiaries to terminate the Terminated Plans; PROVIDED, HOWEVER such terminations shall be subject to the conditions that: (A) the transactions contemplated by this Agreement shall have been consummated on the Closing Date pursuant to the terms of this Agreement, and (B) with respect to the Medex ESOP, no more than 20 participants of the Medex ESOP shall have elected to receive his or her vested benefit or rights thereunder in the form of shares of Company Common Stock, which latter condition may be waived by the Company with the prior consent of the Buyer. Notwithstanding the foregoing, at any time prior to the Closing, the Company may, but only with the consent of the Buyer, rescind the termination of any of the Terminated Plans (provided that such rescission does not violate the provisions of the Medex ESOP or any applicable provisions of ERISA) in which event the Company shall not be required to consummate the transactions contemplated pursuant to this SECTION 2.1(d).

                    (ii) Subject to the terms and conditions set forth herein, the Company shall promptly cause the Medex ESOP to deliver a notice of the transactions contemplated pursuant to this Agreement, which notice shall solicit the consent and approval of such participants to the recapitalization transaction contemplated hereby and to amendment of the Company's Articles of Incorporation contemplated pursuant to SECTION 2.1(a). Furthermore, such notice shall inform each participant of the conditional termination of the Medex ESOP and shall provide each participant a thirty day (30) day period in which to elect to receive such participant's vested benefit under the Medex ESOP in the form of (x) a lump sum cash payment equal to the number of units made up of one share of Company Common Stock and nine shares of Company Preferred Stock to be vested in such participant upon the termination of the Medex ESOP multiplied by $6.27 or (y) shares of Company Common Stock and Company Preferred Stock to be distributed to in such participant upon the termination of the Medex ESOP.

                    (iii) Upon expiration of the election period set forth in paragraph (ii) above, the Company shall make a lump sum cash payment to the trustee of the Medex ESOP in an amount equal to the aggregate cash payment to be paid to the participants in the Medex ESOP as a result of the election of such participants pursuant to paragraph (ii) above to receive a cash payment and the Company shall cause the Trustee of the Medex ESOP to distribute such cash to the participants in the Medex ESOP who shall have elected to receive such cash payment pursuant to paragraph (ii) above and the Company shall cause the trustee of the Medex ESOP to distribute shares of Company Common Stock and Company Preferred Stock in an aggregate amount equal to the shares to be distributed to the participants in the Medex ESOP as a result of the election of such participants pursuant to paragraph (ii) above to receive shares of Company Common Stock and Company Preferred Stock.

                    (iv) Upon expiration of the election period set forth in paragraph (ii) above, (A) with respect to the Stock Incentive Plan
             (UK) and Stock Appreciation Participation Rights Plan (Germany), the Company shall make a lump sum cash payment to each beneficiary of or participant in such plans in an amount equal to the aggregate vested equity rights of such beneficiary under such plans multiplied by $6.27 and (B) the Company will vest and purchase certain options under the French shared distribution plan granted in lieu of Medex ESOP participation to non-management employees.

                    (v) The cash payments to be made by the Company pursuant to this SECTION 2.1(d) shall be paid in immediately available funds to an account or accounts designated by the respective trustee or administrator of the applicable Terminated Plans. Upon expiration of the election period, the Buyer shall advance to the Company by wire transfer of immediately available funds to an account or accounts designated by the Company an amount sufficient to effect the payments contemplated by this SECTION 2.1(d); PROVIDED, HOWEVER, the maximum amount the Buyer shall be obligated to advance under this SECTION 2.1(d) shall not exceed $7,523,517.21.

                    (vi) Upon expiration of the election period set forth in paragraph (ii) above, but in no event prior to the Closing Date, the Buyer shall purchase, and the Company shall issue to the Buyer, up to 119,992.3 shares of Company Common Stock and 1,079,930.7 shares of Company Preferred Stock for a purchase price equal to $6.27 for each unit of one (1) share of Company Common Stock and nine (9) shares of Company Preferred Stock, which purchase price will be paid through the cancellation of the outstanding advance made by the Buyer to the Company pursuant to SECTION 2.1(d). The actual number of shares purchased by the Buyer will depend on the actual amount advanced by the Buyer to the Company pursuant to
             SECTION 2.1(d)(V).

     Section 2.2.   STOCK PURCHASE.

             (a) In consideration of the Company's agreement to issue Company Common Stock to the Buyer in an amount necessary to provide the Buyer with a controlling interest in the Company and in further consideration of the Company's commitment to provide for the continued services of the Executive Stockholders through the payment of certain retention and non-compete payments, subject to the terms and conditions set forth herein, prior to the reverse stock split and the issuance of the stock dividend described in
     SECTION 2.3 and prior to the Closing of the transactions contemplated by the Purchase Agreement, the Buyer shall purchase, and the Company shall issue to the Buyer 15,151,515.2 shares of Company Common Stock for an aggregate purchase price equal to $101,200,001.79 payable by wire transfer of immediately available funds to an account or accounts designated by the Company prior to the Closing.

             (b) Subject to the terms and conditions set forth herein, prior to the reverse stock split and the issuance of the stock dividend described in SECTION 2.3 and prior to the Closing of the transactions contemplated by the Purchase Agreement, the Buyer shall purchase from the Executive Stockholders, and the Executive Stockholders shall sell to the Buyer 1,180,223.0 shares of Company Common Stock for a cash purchase price equal to $6.27 per share for an aggregate cash purchase price equal to $7,399,998.21, which purchase price shall be paid by wire transfer of immediately available funds to an account or accounts designated by the Representatives prior to the Closing. The number of shares of Company Common Stock and Company Preferred Stock to be purchased by the Buyer from each Executive Stockholder and the cash purchase price therefor is set forth opposite such Executive Stockholder's name on
     SCHEDULE 2.2(b) attached hereto.

             (c) Subject to the terms and conditions set forth herein, prior to the reverse stock split and the issuance of the stock dividend described in SECTION 2.3 and prior to Closing of the transactions contemplated by the Purchase Agreement, the Buyer shall purchase from the Stockholders (other than the Executive Stockholders) identified on SCHEDULE 2.2(c) attached hereto (collectively, the "SELLING STOCKHOLDERS"), and each Selling Stockholder shall sell to the Buyer, the shares of Company Common Stock set forth opposite such Selling Stockholder's name on SCHEDULE 2.2(c) for a cash purchase price equal to $6.27 for each share of Company Common Stock, which purchase price shall be paid by wire transfer of immediately available funds to an account or accounts designated by the Representatives prior to the Closing.

             (d) The parties acknowledge and agree that the transactions contemplated in this Agreement and the Purchase Agreement will take place together and the parties further acknowledge and agree that if the transactions contemplated by SECTION 2.3 or the Closing of the Acquisition shall not occur on the Closing Date, then the stock purchases contemplated pursuant to this SECTION 2.2 shall be automatically rescinded.

     Section 2.3.   REVERSE STOCK SPLIT AND DIVIDEND.

             (a) On the Closing Date, but after giving effect to the transactions described SECTION 2.1(a) and SECTION 2.2, the Company shall consummate a 1-for-10 reverse stock split of the Company Common Stock.

             (b) On the Closing Date, but after giving effect to SECTION 2.3(a), SECTION 2.1(a) and SECTION 2.2, the Company shall issue a stock dividend in which each holder of Company Common Stock shall receive nine
     (9) shares of Company Preferred Stock for each share of Company Common Stock held by such holder.

     Section 2.4. FINAL CAPITALIZATION SCHEDULE. After giving effect to the stock purchases described in SECTION 2.2 and the reverse stock split and stock dividend described in SECTION 2.3, the parties agree that the Securities shall be held by the Persons in the amounts specified the FINAL CAPITALIZATION SCHEDULE to be attached hereto at the Closing.

     Section 2.5. CONTRIBUTION TO MEDEX. Immediately after the transactions contemplated in SECTIONS 2.2 and 2.3, the Company shall contribute to the capital of Medex cash in the amount of $101,200,001.79 to Medex.

     Section 2.6. NEW DEBT FINANCINGS. Subject to the terms and conditions set forth herein, immediately after the transactions described in SECTIONS 2.2 and
2.3 and immediately
prior to the Closing of the transactions contemplated by the Purchase Agreement, Medex shall enter into the New Credit Agreement and shall consummate the New
Note Issuance (collectively the "NEW DEBT FINANCINGS").

     Section 2.7. USE OF PROCEEDS. Medex shall use the proceeds from the contribution described in SECTION 2.6 and the proceeds from the New Debt Financings to (i) repay the full amount of existing indebtedness and other outstanding obligations or amounts owed to the Persons listed on SCHEDULE 2.7 hereto, (ii) fund the aggregate consideration for the Acquisition under the Purchase Agreement; (iii) finance the future working capital needs of Medex and its Subsidiaries; and (iv) pay related fees and expenses incurred connection with the Acquisition, the consummation of the transactions contemplated hereby and consummation of the New Debt Financings.

                                   ARTICLE III
                           CLOSING; CLOSING DELIVERIES

     Section 3.1. CLOSING. Subject to the provisions of SECTION 9.1, the closing (the "CLOSING") of the transactions provided for in this Agreement shall take place at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601, at 9:00 a.m. Chicago time as soon as practicable after the satisfaction or waiver of the conditions to Closing set forth ARTICLE IV; or at such other place, time or date as the parties hereto may mutually agree for the Closing to take place (the date on which the Closing is to take place being herein sometimes referred to as the "CLOSING DATE").

     Section 3.2. CLOSING DELIVERIES BY THE COMPANY. At the Closing on the Closing Date, the Company shall deliver to the Buyer and the Stockholders each of the following:

             (a) certified copies of (i) resolutions duly adopted by the Company's board of directors and shareholders authorizing the execution, delivery and performance of this Agreement and each other agreement or document relating to the transactions contemplated hereby to which the Company is a party, (ii) the Company's code of regulations, (iii) the Company's articles of incorporation, (iv) a good standing certificate of the Company, as of a recent date, from the appropriate Governmental Authority of each jurisdiction in which the Company is qualified to do business;

             (b)    certificates of incumbency for the officers of the Company;

             (c) a certificate dated as of the Closing Date signed by a duly authorized officer of the Company to the effect that (1) the representations and warranties of the Company set forth in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time prior to the Closing Date (which representations and warranties are true and correct in all material respects as of such date or time); PROVIDED, HOWEVER, that if any such representation or warranty is already qualified as to materiality, such representation or warranty is true in all respects and (2) the covenants and agreements to be performed by the Company on or before the Closing Date in accordance with this Agreement have been duly performed in all respects;

             (d) an executed original copy of an agreement between the Stockholders and the Company terminating any and all stockholders agreements, registration rights agreement and any other agreement in effect prior to the Closing Date with respect to the voting, registration under any securities law, or sale or transfer (including, without limitation, agreements relating to pre-emptive rights, rights of first refusal, co-sale rights, drag-along rights or anti-dilutive rights) of any securities of the Company (the "TERMINATION AGREEMENT");

             (e) an executed original copy of an agreement between the Executive Stockholders and the Company terminating any and all employment or compensation agreements or any other agreements in effect prior to the Closing Date with respect to the employment of such Executive Stockholders by the Company or Medex;

             (f) copies of all necessary governmental and third party consents, approvals, releases and filings required in order for the Company to effect the transactions contemplated by this Agreement;

             (g)    an executed original copy of the Stockholders Agreement;

             (h)    an executed original copy of the Registration Rights
     Agreement;

             (i) a certificate dated as of the Closing Date signed by a duly authorized officer of the Company certifying that the Terminated Plans have been terminated including certified resolutions duly adopted by the Board of Directors of the Company authorizing the termination of the Terminated Plans;

             (j) a certificate dated as of the Closing Date signed by a duly authorized officer of the Company certifying that as of the Closing Date there is a minimum of 400,000 unissued and reserved shares available for the future issuance of new options to purchase Company Common Stock and Company Preferred Stock and that there is authorization under the Company's stock option plans for the issuance of such options;

             (k) certified resolutions by the Board of Directors of the Company amending the existing stock option grants under the Company's stock option plans to amend the number of shares of Company Common Stock into which the options outstanding under such stock option plans are exercisable to a corresponding number of Company Common Stock and Company Preferred Stock and the exercise prices therefor based on the valuation of the Company Common Stock and Company Preferred Stock on the Closing Date;

             (l) executed original copies of Severance and Non-Competition Agreements with each Executive Stockholder;

             (m) certified copies of actions taken by the Medex ESOP and its participants approving the transactions contemplated by this Agreement;

             (n) an acknowledgment of receipt of the consideration for the Company Common Stock purchased by the Buyer from the Company pursuant to
     SECTION 2.2(a);

             (o) stock certificates in the name of the Buyer representing the Company Common Stock purchased from the Company by the Buyer pursuant to
     SECTION 2.2(a);

             (p) stock certificates in the name of the Stockholders and the Buyer representing the Company Preferred Stock issued to the Stockholders as a result of the stock dividend contemplated pursuant to SECTION 2.3;

             (q) an opinion of counsel to the Company in form and substance reasonably satisfactory to the Buyer;

             (r) an opinion of counsel to the Stockholders in form and substance reasonably satisfactory to the Buyer;

             (s) an opinion of counsel to the Medex ESOP in form and substance reasonably satisfactory to the Buyer; and

             (t) such other instruments, documents and certificates as the Buyer or its counsel may reasonably request to implement the transactions contemplated hereby.

     Section 3.3. CLOSING DELIVERIES BY THE STOCKHOLDERS. At the Closing on the Closing Date, each Stockholder shall deliver to the Buyer and the Company each of the following:

             (a)    an executed original copy of the Termination Agreement;

             (b)    an original copy of the Registration Rights Agreement;

             (c) if such Stockholder is an Executive Stockholder, an executed original copy of the Severance and Non-Competition Agreements between the Company and such Executive Stockholder;

             (d) an acknowledgment from the Representatives of receipt of the consideration for the Company Common Stock purchased by the Buyer from the Executive Stockholders pursuant to SECTION 2.2(b);

             (e) stock certificates in the name of the Buyer representing the Company Common Stock purchased from the Executive Stockholders by the Buyer pursuant to SECTION 2.2(b);

             (f) an acknowledgment from the Representatives of receipt of the consideration for the Company Common Stock purchased by the Buyer from the Selling Stockholders pursuant to SECTION 2.2(c);

             (g) stock certificates in the name of the Buyer representing the Company Common Stock purchased from the Selling Stockholders by the Buyer pursuant to SECTION 2.2(c);

             (h)    an executed original copy of the Stockholders Agreement; and

             (i) such other instruments, documents and certificates as the Buyer or its counsel or the Company may reasonably request to implement the transactions contemplated hereby.

     Section 3.4. CLOSING DELIVERIES BY THE BUYER. At the Closing on the Closing Date, the Buyer shall deliver to the Company or the Representatives, as the case may be, each of the following:

             (a) payment by wire transfer in immediately available funds to an account specified by the Company of the consideration for the Company Common Stock purchased by the Buyer from the Company pursuant to SECTION 2.2(a);

             (b) payment by wire transfer in immediately available funds to an account specified by the Representatives of the consideration for the Company Common Stock purchased by the Buyer from the Executive Stockholders pursuant to SECTION 2.2(b);

             (c) payment by wire transfer in immediately available funds to an account specified by the Representatives of the consideration for the Company Common Stock purchased by the Buyer from the Selling Stockholders pursuant to SECTION 2.2(c);

             (d) certified copies of (i) resolutions duly adopted by the Buyer's board of managers or members authorizing the execution, delivery and performance of this Agreement and each other agreement or document relating to the transactions contemplated hereby to which the Buyer is a party, (ii) the Buyer's certificate of formation, (iii) the Buyer's limited liability company agreement, (iv) a good standing certificate of the Buyer, as of a recent date, from the appropriate Governmental Authority of each jurisdiction in which the Buyer is qualified to do business;

             (e) certificates of incumbency for the officers or managers of the Buyer;

             (f) a certificate dated as of the Closing Date signed by a duly authorized officer of the Buyer to the effect that (1) the representations and warranties of the Buyer set forth in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time prior to the Closing Date (which representations and warranties are true and correct in all material respects as of such date or time); PROVIDED, HOWEVER, that if any such representation or warranty is already qualified as to materiality, such representation or warranty is true in all respects and (2) the covenants and agreements to be performed by the Buyer on or before the Closing Date in accordance with this Agreement have been duly performed in all respects;

             (g) an executed original copy of the Stockholders Agreement and the Registration Rights Agreement;

             (h) copies of all necessary governmental and third party consents, approvals, releases and filings required in order for the Buyer to effect the transactions contemplated by this Agreement;

             (i) an opinion of counsel to the Buyer in form and substance reasonably satisfactory to the Representatives; and

             (j) such other instruments, documents and certificates as the Buyer or its counsel or the Company may reasonably request to implement the transactions contemplated hereby.

                                   ARTICLE IV
                               CLOSING CONDITIONS

     Section 4.1. CONDITIONS APPLICABLE TO THE COMPANY AND STOCKHOLDERS. The obligations of the Company and the Stockholders hereunder are subject to the following conditions precedent:

             (a) NO TERMINATION. This Agreement shall not have been terminated pursuant to SECTION 9.1;

             (b) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Buyer contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time prior to the date hereof (which need only be true and correct in all material respects as of such date or time); PROVIDED, HOWEVER, that if such representation or warranty is already qualified as to materiality, it shall be true in all respects. The covenants and agreements to be performed by the Buyer on or before the Closing Date in accordance with this Agreement shall have been duly performed in all respects;

             (c) FILINGS, CONSENTS; WAITING PERIODS. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers necessary to consummate the transactions contemplated hereby shall have been filed, made or obtained. The waiting period (including extensions thereof), if any, required by the HSR Act shall have expired or been terminated;

             (d)    NO PROCEEDINGS.

                    (i) No investigation, action, suit, claim, arbitration or proceeding by any Governmental Authority, and no action, suit or proceeding by any other Person, shall be pending on the Closing Date, which challenges, or might result in a challenge to, this Agreement or any of the transactions contemplated hereby, or which claims, or might give rise to a claim for, damages in a material amount as a result of the consummation of the transactions contemplated hereby; and

                    (ii) No temporary restraining order, preliminary or permanent injunction, or other order, decree or judgment of any court, agency or other Governmental Authority or other legal restraint or prohibition shall be in effect that would prohibit, render unlawful or materially and adversely affect the ability of any party hereto to consummate, the transactions contemplated by this Agreement in accordance with its terms;

             (e) CLOSING OF THE NEW NOTE ISSUANCE. All of the conditions to the closing of the New Note Issuance (other than with respect to the transactions contemplated by this Agreement) shall have been satisfied;

             (f) CLOSING OF THE NEW CREDIT AGREEMENT. All of the conditions to the closing of the New Credit Agreement (other than with respect to the transactions contemplated by this Agreement) shall have been satisfied; (g) SCHEDULES. Final Schedules shall have been prepared by the Company as contemplated in SECTION 11.1 as reviewed by the Buyer;

             (h) AMENDMENT OF ARTICLES OF INCORPORATION. The Stockholders shall have approved the amendment of the Articles of Incorporation of the Company in its entirety to read substantially as set forth in EXHIBIT D;

             (i) MEDEX ESOP. Provided that the termination of the Medex ESOP is not rescinded pursuant to SECTION 2.1(d), the trustee of the Medex ESOP shall have received reasonably acceptable confirmation that: (i) the consideration to be paid to the participants in the Medex ESOP electing to receive their vested benefit in the form a cash payment as contemplated pursuant to SECTION 2.1(d) is adequate as required by Section 408(e) of ERISA and (ii) this Agreement and consummation of the transactions contemplated hereby, as a whole, is fair to the participants in the Medex ESOP. The trustee of the Medex ESOP shall have approved termination of the Medex ESOP as of the Closing and shall have received an opinion of counsel to the Medex ESOP in form and substance reasonably satisfactory to the trustee of the Medex ESOP; and

             (j) CLOSING DELIVERIES. The closing deliveries of the Buyer set forth in SECTION 3.4 shall have been delivered.

     Section 4.2. CONDITIONS APPLICABLE TO THE BUYER. The obligations of the Buyer hereunder are subject to the following conditions precedent:

             (a) NO TERMINATION. This Agreement shall not have been terminated pursuant to SECTION 9.1;

             (b) REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company and the Stockholders contained herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for (i) representations and warranties that speak as of a specific date or time prior to the date hereof (which need only be true and correct in all material respects as of such date or time); or (ii) breaches and inaccuracies that would not have a Material Adverse Effect. The covenants and agreements to be performed by the Company or the Stockholders on or before the Closing Date in accordance with this Agreement shall have been duly performed in all respects except for breaches or nonperformance that would not have a Material Adverse Effect;

             (c) FILINGS, CONSENTS; WAITING PERIODS. All registrations, filings, applications, notices, consents, approvals, orders, qualifications and waivers necessary to consummate the transactions contemplated hereby shall have been filed, made or obtained. The waiting period (including extensions thereof), if any, required by the HSR Act shall have expired or been terminated;

             (d)    NO PROCEEDINGS.

                    (i) No investigation, action, suit, claim, arbitration or proceeding by any Governmental Authority, and no action, suit or proceeding by any other Person, shall be pending on the Closing Date, which challenges, or might result in a challenge to, this Agreement or any of the transactions contemplated hereby, or which claims, or might give rise to a claim for, damages in a material amount as a result of the consummation of the transactions contemplated hereby; and

                    (ii) No temporary restraining order, preliminary or permanent injunction, or other order, decree or judgment of any court, agency or other Governmental Authority or other legal restraint or prohibition shall be in effect that would prohibit, render unlawful or materially and adversely affect the ability of any party hereto to consummate, the transactions contemplated by this Agreement in accordance with its terms;

             (e) CLOSING OF THE NEW NOTE ISSUANCE. All of the conditions to the closing of the New Note Issuance (other than with respect to the transactions contemplated by this Agreement) shall have been satisfied;

             (f) CLOSING OF THE NEW CREDIT AGREEMENT. All of the conditions to the closing of the New Credit Agreement (other than with respect to the transactions contemplated by this Agreement) shall have been satisfied;

             (g) CLOSING DELIVERIES. The closing deliveries of the Company set forth in SECTION 3.2, the closing deliveries of the Stockholders set forth in SECTION 3.3 shall have been delivered;

             (h) VALUE OF SECURITIES SUBJECT TO INDEMNIFICATION CLAIM. The value of the Securities (other than Securities issued after the Closing
     Date) and the net cashless exercise value of any options to be held by the Stockholders immediately after the Closing shall be no less than $10,000,000;

             (i) AMENDMENT OF ARTICLES OF INCORPORATION. The Stockholders shall have approved the amendment of the Articles of Incorporation of the Company in its entirety to read substantially as set forth in EXHIBIT D;

             (j) MEDEX ESOP. Provided that the termination of the Medex ESOP is not rescinded pursuant to SECTION 2.1(d), the trustee of the Medex ESOP shall have received reasonably acceptable confirmation that: (i) the consideration to be paid to the participants in the Medex ESOP electing to receive their vested benefit in the form a cash payment as contemplated pursuant to SECTION 2.1(d) is adequate as required by Section 408(e) of ERISA and (ii) this Agreement and consummation of the transactions contemplated hereby, as a whole, is fair to the participants in the Medex ESOP. The trustee of the Medex ESOP shall have approved termination of the Medex ESOP as of the Closing. The trustee of the Medex ESOP shall have approved termination of the Medex ESOP as of the Closing and shall have received an opinion of counsel to the Medex ESOP in form and substance reasonably satisfactory to the trustee of the Medex ESOP; and

             (k) REVIEW OF THE SCHEDULES. The Buyer and its representatives shall have completed a review of the materials and information disclosed in the Schedules to this Agreement, as may be amended, modified or supplemented pursuant to this Agreement and such information shall be satisfactory to the Buyer in its reasonable discretion.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                           REGARDING THE STOCKHOLDERS

             Each Stockholder, severally not jointly, hereby represents and warrants, as to itself only, to the Company and the Buyer as follows:

     Section 5.1. OWNERSHIP OF STOCK. Such Stockholder is the sole owner beneficially and of record of the shares of Stockholders' Stock set forth opposite such Stockholder's name in the column entitled "Stockholders' Stock" on the SCHEDULE OF STOCKHOLDERS free and clear of any liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever. Except for the agreements identified on SCHEDULE 5.1, there are no agreements to which such Stockholder is a party or by which any of them is bound with respect to the voting (including, without limitation, voting trusts or proxies), registration under any securities law, or sale or transfer (including, without limitation, agreements relating to pre-emptive rights, rights of first refusal, co-sale rights, drag-along rights or anti-dilutive rights) of any securities of the Company.

     Section 5.2. AUTHORITY OF STOCKHOLDERS. Such Stockholder has the legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated on his, her or its part thereby, including to transfer, assign and deliver the shares of Stockholders' Stock owned by such Stockholder as provided in this Agreement, and such delivery will convey to Company good and marketable title to the shares of Stockholders' Stock free and clear of any and all liens, pledges, encumbrances, charges, agreements or claims of any kind whatsoever. This Agreement has been duly executed and delivered by such Stockholder and is the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms.

     Section 5.3. NO VIOLATION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will violate, be in conflict with, allow the termination of, constitute a breach or default under, cause the acceleration of the maturity of or create any lien, pledge, encumbrance, charge or claim of any kind pursuant to any written or oral contract, agreement, commitment, lease, indenture, mortgage, instrument, plan (excluding the Medex ESOP, the Stock Incentive Plan (UK) and Stock Appreciation Participation Rights Plan (Germany) or stock option plan of the Company) or other arrangement to which such Stockholder is a party or by which such Stockholder is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which such Stockholder is subject.

     Section 5.4. CONSENTS AND APPROVALS. Except for consents, approvals or authorizations that have been obtained, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or third party is required to be made or obtained by such Stockholder in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     Section 5.5. BROKERS, FINDERS' FEES, ETC. Except as set forth in SCHEDULE 5.5, neither the Company nor the Buyer shall have any liability or obligation to pay any brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Stockholder.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                              REGARDING THE COMPANY

             The Buyer acknowledges and agrees that it is purchasing the Company Common Stock based on its own inspection, examination and determination with respect to all matters, and without reliance upon any express or implied representations or warranties of any nature made by, on behalf of or imputed to the Company or the Stockholders, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, the Buyer acknowledges that the Company and the Stockholders make no representation or warranty with respect to (i) any forecasts, projections, estimates or budgets delivered or made available to the Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and/or its Subsidiaries or
(ii) any other information or documents made available to the Buyer or its counsel, accountants or advisors with respect to the Company and/or its Subsidiaries, except as expressly set forth in this Agreement or the Schedules or Exhibits hereto. THE BUYER AGREES THAT THE REPRESENTATIONS AND WARRANTIES GIVEN HEREIN BY THE COMPANY OR THE STOCKHOLDERS ARE IN LIEU OF, AND THE BUYER HEREBY EXPRESSLY WAIVES ALL RIGHTS TO, ANY IMPLIED WARRANTIES WHICH MAY OTHERWISE BE APPLICABLE BECAUSE OF THE PROVISIONS OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATUTE, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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             Subject to the foregoing and except as set forth in the Schedules and Exhibits hereto, the Stockholders, jointly but not severally, but subject to the limitations set forth in ARTICLE X below, represent and warrant to the Buyer as follows:

     Section 6.1. ORGANIZATION, GOOD STANDING AND AUTHORITY. The Company is a legal entity duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own or lease and operate its properties relating to its business and to carry on the business as now being operated and conducted by it and its Subsidiaries (the "BUSINESS"). The Company has full corporate power and authority to execute and deliver this Agreement, and to carry out, or cause to be carried out, the transactions contemplated hereby, and to perform, or cause to be performed, its obligations hereunder. The execution and delivery of the Agreement and the consummation of the transactions contemplated hereby by the Company have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company in accordance with its terms.

     Section 6.2.   CAPITALIZATION; SUBSIDIARIES.

             (a) The authorized capital stock of the Company consists of 20,000,000 common shares, without par value. The Company has issued and outstanding 4,290,144 common shares, all of which have been duly authorized and validly issued and are fully paid and non-assessable and none of which have been issued in violation of any preemptive or other right. All such issued and outstanding shares are owned by Stockholders, the Medex ESOP and such other individuals as set forth in the SCHEDULE OF STOCKHOLDERS attached hereto. The Company does not hold any shares in its treasury. Except as set forth in SCHEDULE 6.2, the Company is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security of the Company or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of the Company, and except as set forth in SCHEDULE 6.2, the Company is not party to any outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock or any other security of the Company or any other security exercisable or convertible into any capital stock or any other security of the Company.

             (b) The Company or any of its Subsidiaries is not a partner or joint venturer nor does it hold a proprietary or voting interest in any business entity, organization, enterprise or other Person except as follows:

                    (i) The Company owns 100% of the issued and outstanding shares of Medex a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio;

                    (ii) Medex owns 100% of the issued and outstanding shares of Medex Medical France S.A.R.L., a corporation duly organized, validly existing and in good standing under the laws of France;

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                    (iii)  Medex owns 100% of the issued and outstanding shares of Medex Medical Holding GmbH ("MEDEX GERMANY"), a corporation duly organized, validly existing and in good standing under the laws of Germany;

                    (iv) Medex owns 100% of the issued and outstanding shares of Medex Medical, Inc. ("MEDEX MEDICAL"), a corporation duly organized, validly existing and in good standing under the laws of Ohio;

                    (v) Medex owns 100% of the issued and outstanding shares of Medex Cardio-Pulmonary Inc., a corporation duly organized, validly existing and in good standing under the laws of Ohio;

                    (vi) Medex owns 100% of the issued and outstanding shares of Medex de Costa Rica Limitada, a limited liability company duly organized, validly existing and in good standing under the laws of Costa Rica;

                    (vii) Medex Germany owns 100% of the issued and outstanding shares of AS Medical GmbH ("AS MEDICAL"), a corporation duly organized, validly existing and in good standing under the laws of Germany;

                    (viii) Medex Germany and AS Medical, collectively own 100%
             of the issued and outstanding shares of Medex Medical GmbH & Co., KG, a partnership duly organized, validly existing and in good standing under the laws of Germany;

                    (ix) Medex Medical owns 100% of the issued and outstanding shares of Medex Medical, Ltd. ("MEDEX UK"), a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom; and

                    (x) Medex UK owns 100% of the issued and outstanding shares of Ashfield Medical Systems Limited, a corporation duly organized, validly existing and in good standing under the laws of the United Kingdom.

             (c) Each Subsidiary has the corporate power and authority to own its properties and carry on its business as now being conducted. All of the shares of the Company's direct and indirect Subsidiaries are owned free and clear of all liens, pledges, encumbrances, changes, agreements and claims with any kind, except for Permitted Liens. Each Subsidiary is qualified to do business in each state or country where such qualification is required to carry on its business as now being conducted, except where the failure to be so qualified would not have a Material Adverse Effect. Each Subsidiary is in compliance with its articles or certificate of incorporation (or foreign law equivalent thereof) and its code of regulations or by-laws (or foreign law equivalent thereof).

     Section 6.3. TITLE TO PROPERTY. Except as otherwise set forth in SCHEDULE 6.3, each of the Company and its Subsidiaries has good and marketable title to, or the right to transfer (or cause to be transferred), all of its assets, free and clear of any liens, restrictions, mortgages, pledges, security interests, encumbrances or claims of any nature except for (i) Permitted Liens and (ii) Permitted Encumbrances.

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     Section 6.4.   ASSETS NECESSARY TO CONDUCT THE BUSINESS. Following the
Closing, the Company will own, directly or indirectly, all of the assets, properties, interests in properties and rights (real, personal and mixed, tangible and intangible) necessary to conduct the Business in substantially the same manner as the Company conducted its Business during the year prior to, and at, the Closing Date.

     Section 6.5.   REAL PROPERTY.

             (a) SCHEDULE 6.5 contains a true and correct list of the Real Property owned by the Company or a Subsidiary (the "OWNED REAL PROPERTY") and a true and correct list of each parcel of Real Property leased by the Company or its Subsidiaries (the "LEASED REAL PROPERTY").

             (b) The Company or its Subsidiaries has good and marketable fee simple title to each parcel of Owned Real Property, free and clear of any lien or encumbrance, other than Permitted Encumbrances and Permitted Liens. Each lease relating to the Leased Real Property (each a "LEASE" and collectively the "LEASES") is, and immediately following the Closing, will continue to be the legal, valid, binding, enforceable and in full force and effect against the Company, and to the Company's knowledge, the other parties thereto. None of the Company or any Subsidiary has received written notice of default, violation or breach under any agreement governing any such Lease, nor has any event occurred that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach under any such Lease, nor is Company or any Subsidiary involved in any dispute with any third party thereunder. The Real Property constitutes all of the real property owned or leased by the Company and its Subsidiaries.

             (c) Except as set forth on SCHEDULE 6.5, (i) all improvements located on the Real Property have received all necessary material approvals of Governmental Authorities (including licenses and permits) required in connection with the use thereof currently being made; (ii) the Real Property, and the improvements thereon, comply in all material respects with all laws, rules and regulations; (iii) there are no material judicial or administrative actions or proceedings pending or, to the Company's knowledge, threatened under any condemnation, environmental, zoning, land-use or other law, rule or regulation applicable to the Real Property;
     (iv) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property; (v) there are no material outstanding unpaid assessment notices against any of the Real Property; and (vi) neither the Company no any Subsidiary is a "United States real property holding company" within the meaning of the Foreign Investment in Real Property Tax Act, Section 897 of the Code, and the Income Tax Regulations thereunder.

     Section 6.6. FINANCIAL STATEMENTS. Prior to the date hereof, the Company has delivered to the Buyer complete and correct copies of the Financial Statements. Each of the Financial Statements has been prepared from the information contained in the books and records (which, in turn, are accurate and complete in all material respects) of the Business and presents fairly in all material respects the financial position of the Company and its Subsidiaries as of the dates indicated and the results of its operations for the periods then ended in conformity with GAAP.

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For purposes of this Agreement, the Financial Statements include any notes and schedules thereto.

     Section 6.7. ABSENCE OF UNDISCLOSED LIABILITIES. To the Company's knowledge, neither the Company nor any of its Subsidiaries has any liabilities, whether primary or secondary, direct or indirect, currently due, accrued, absolute, contingent, unliquidated or otherwise, whether or not known, whether due or to become due and regardless of when asserted, other than the following:

             (a) liabilities fully and adequately reflected or reserved against in the latest Financial Statements or otherwise specifically disclosed on SCHEDULE 6.7;

             (b) liabilities incurred in the ordinary course of business consistent with past custom and practice since the date of the latest Financial Statements;

             (c) liabilities incurred in the ordinary course of business and not required to be included in the Financial Statements in accordance with GAAP;

             (d) liabilities incurred in connection with the transactions contemplated by this Agreement and the Purchase Agreement, including the ancillary transactions agreements related thereto; and

             (e) liabilities otherwise disclosed in this Agreement or the Schedules hereto.

     Section 6.8.   CONSENTS AND APPROVALS; ABSENCE OF VIOLATION OR CONFLICTS.

             (a) Except as set forth in SCHEDULE 6.8, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof shall: (i) conflict with or result in any breach of any provisions of the articles of incorporation, code of regulations, by-laws or other organizational documents of the Company or its Subsidiaries or of the Medex ESOP; (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (a) in connection with the Anti-Trust Filings, (b) any consent, approval, authorization or permit required to be obtained by the Company or filing or notification required to be made by the Company in order to operate the Business, which consent, approval, authorization or permit is standard in transactions of the type contemplated hereunder, or (c) where the failure to obtain any such consent, approval, authorization or permit, or to make such filing or notification, would not have a Material Adverse Effect on the Business taken as a whole or would not adversely affect, in any material respect, the ability of the Company to consummate the transactions contemplated hereby; (iii) violate in any material respect any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or its Subsidiaries; or (iv) except for any Permitted Liens or Permitted Encumbrances, result in the creation of any lien or encumbrance upon any assets used in connection with the Business, or result in a material default (with or without notice or lapse of time, or both) under any of the terms, conditions or provisions of any Material Contract.

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             (b)    No Person has any option, right of first refusal, right of first offer or similar right to purchase or otherwise acquire the Business, any substantial portion of the assets used in the conduct of the Business, the Company or any Subsidiary and neither the Company nor any Subsidiary of the Company has entered into any letter of intent, commitment or agreement (whether oral or written) regarding any such purchase or acquisition.

     Section 6.9. RELATED PARTY TRANSACTIONS. No Stockholder, officer or director of the Company or any Subsidiary or any Person who would be an heir or descendant of such Stockholder, officer or director if he were not now living, and, to the best of the Company's knowledge, no employee of the Company (a) has any direct or indirect interest in (i) any Person (other than a public company of which any such stockholder, officer, director, employee or other such person owns less than 5% of the outstanding capital stock) that transacts business with the Company or any Subsidiary; or (ii) any property, asset or right which is used by the Company or any Subsidiary in the conduct of its business; or (b) has any contractual relationship with the Company or any Subsidiary other than such relationship as attaches to being an employee, stockholder, officer or director. All transactions, if any, between the Company and any officer, director, stockholder, employee or affiliate thereof within the three (3) year period immediately preceding the date hereof have been made on the basis of an arms-length transaction.

     Section 6.10.  COMPLIANCE WITH LAWS; LICENSES AND PERMITS.

             (a) The conduct of the Business, use of the assets, and ownership of the Real Property by the Company and its Subsidiaries have not been and are not in violation, in any material respect, of any applicable material laws, rules, regulations or ordinances of any Governmental Authority. The Company and its Subsidiaries possess all material governmental authorizations, permits, licenses, certifications and registrations required for the conduct of the Business as currently conducted, and for the regular use of the Assets as currently used, and all such authorizations, permits, licenses, certifications and registrations are in full force and effect. No loss, expiration or material modification of any of such material authorizations, permits, licenses, certifications or registrations is pending or, to the knowledge of the Company, threatened or reasonably foreseeable other than expiration in accordance with the terms thereof.

             (b) Neither the Company nor any of its Subsidiaries has received notice of, nor to the knowledge of the Company, is currently the subject of, any adverse inspection, finding of deficiency, finding of noncompliance, compelled or voluntary recall, investigation, penalty, fine, sanction, assessment, request for corrective or remedial action, audit, or other compliance or enforcement action, relating to any Product, by any Governmental Authority which would have a Material Adverse Effect. The Company and its Subsidiaries have obtained all necessary approvals, registrations and authorizations from, have made all necessary applications and other submissions to, and have prepared and maintained all records, studies and other documentation needed to satisfy material compliance with the requirements of the Governmental Authorities for the Company and its Subsidiaries' current and past business activities relating to the Products, including, but not limited to, any necessary Pre-Market Notifications

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     ("510(k)s") and line extension letters relating individual Products to existing 510(k)s, except as would not have a Material Adverse Effect.

     Section 6.11.  MATERIAL CONTRACTS.

             (a) The Material Contracts constitute all of the material agreements, written or oral, primarily used in or necessary to conduct the Business in the same manner as conducted as at the date hereof.

             (b) "MATERIAL CONTRACTS" shall mean each written or oral contract, agreement or commitment of the Company or any of its Subsidiaries currently in effect which is related to the operation of the Business and which (i) has an unexpired term greater than twelve (12) months or (ii) requires aggregate future payments in excess of $250,000 by the Company, any of its Subsidiaries or the other party thereto or (iii) is a lease or occupancy agreement in effect with respect to any portion of the Real Property or (iv) is a license agreement in effect with respect to any portion of the Company Intellectual Property Rights that is material to the Business or (v) is a long-term supply agreement for raw materials or services or (vi) limits or restricts the ability of the Business to engage in specified business activities or contains other non-competition provisions or (vii) is an indenture, mortgage, note, agreement or other instrument relating to the borrowing of money (other than intercompany accounts), except for purchase or sales orders for the purchase or sale of goods or services entered into in the ordinary course of the Business.

             (c) SCHEDULE 6.11 sets forth a true, correct and complete list of the Material Contracts. Except as set forth in SCHEDULE 6.11, neither the Company nor any of its Subsidiaries is in material default under any Material Contract. To the knowledge of the Company, none of the other parties to any such Material Contract is in material default thereunder. All Material Contracts are in full force and effect and are valid, binding and enforceable against the Company, and to the Company's knowledge, against the other parties thereto, in accordance with their respective terms.

             (d) The Company has made available to the Buyer true and correct copies of all written Material Contracts, in each case together with all amendments, waivers or other changes thereto. There are no oral Material Contracts.

             (e)    SCHEDULE 6.11(e) accurately sets forth a list of the top ten
     (10) customers (the "BUSINESS TOP CUSTOMERS") and suppliers (the "BUSINESS TOP SUPPLIERS") of the Company and its Subsidiaries in respect of the Business by dollar volume of sales and purchases, respectively, for the calendar year 2002. Neither the Company nor any of its Subsidiaries has received any written notice from any Business Top Supplier to the effect that, such suppliers will stop, materially decrease the rate of, or change the material terms in any material respect (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Business (whether as a result of the consummation of the transactions contemplated hereby or otherwise). Except as set forth on
     SCHEDULE 6.11(e), neither the Company nor any of its Subsidiaries has received any written notice from any Business Top Customer to the effect that such customer will stop, or materially decrease the rate of, purchasing services and/or products of the Business

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     (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

     Section 6.12.  INTELLECTUAL PROPERTY RIGHTS.

             (a) All of the Company Intellectual Property Rights are identified on SCHEDULE 6.12(a). Except as set forth in SCHEDULE 6.12(a), the Company or its Subsidiaries are the sole and exclusive owner of the Intellectual Property Rights.

             (b) There are no copyrights or mask works which are the subject of registrations or applications that are owned by the Company or its Subsidiaries. SCHEDULE 6.12(b) lists all agreements pursuant to which the Company and its Subsidiaries obtained the right to use or practice rights under third party Intellectual Property Rights or by which the Company or its Subsidiaries granted or waived any rights to use any Company Intellectual Property Rights including, without limitation, license agreements (other than agreements pertaining to the use of mass market software that is available in consumer retail stores or otherwise commercially available and subject to "shrink-wrap", "click-through" or other standard form license agreements), settlement agreements, and covenants not to sue, and all material inventions for which patents have not yet been applied.

             (c) The Company and its Subsidiaries have taken reasonable measures to protect, and will continue to take reasonable measures to protect prior to Closing, the confidentiality of their respective trade secrets included in the Intellectual Property Rights.

             (d) The Patents, Trademarks and Domain Names included in the Intellectual Property Rights have been duly registered and maintained in the United States and all counterparts thereof in any country.

             (e) Except as set forth on SCHEDULE 6.12(e), there are no adverse third party actions or claims pending against the Company or any of its Subsidiaries in any court, arbitration or by or before any Governmental Authority or, to the knowledge of the Company, any written adverse third party allegations with respect to any Company Intellectual Property Rights. Except as set forth on SCHEDULE 6.12(e), to the knowledge of the Company, neither the Company nor any of its Subsidiaries solely in connection with the Business has infringed or misappropriated any intellectual property owned by another Person or is aware of any facts that indicate a likelihood of the foregoing.

             (f) There are no claims pending or, to the knowledge of the Company, threatened by the Company or its Subsidiaries, nor has the Company or any of its Subsidiaries sent any written notice to any Person, regarding any actual or potential infringement, dilution, misappropriation, or other unauthorized use of Company Intellectual Property Rights and, to the knowledge of the Company, there are no such infringements, dilutions, misappropriations or other unauthorized uses of the Company Intellectual Property Rights by any Person that are material.

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     Section 6.13.  LEGAL PROCEEDINGS, ETC.

             (a) Except as set forth on SCHEDULE 6.13, there are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries which, if determined adversely, would have a Material Adverse Effect. None of the proceedings set forth on SCHEDULE 6.13 affects the validity of this Agreement or could prevent or delay the transactions contemplated hereunder.

             (b) Except as set forth on SCHEDULE 6.13, there are not presently pending, or, to the knowledge of the Company, threatened, any civil, criminal or administrative actions, suits, demands, claims, hearings, notices of violation, investigations, proceedings or demand letters relating to any alleged hazard or alleged Defect in design, manufacture, materials or workmanship, including any failure to warn or alleged breach of express or implied warranty or representation, relating to any product manufactured, distributed or sold by or on behalf of the Company or any of its Subsidiaries which would have a Material Adverse Effect.

     Section 6.14.  LABOR AND EMPLOYEE MATTERS.

             (a) SCHEDULE 6.14(a) sets forth the number of Employees by location and such Employees the wages and salaries as at the date hereof.

             (b) The Employees have been regularly remunerated for all services carried out in the course of their employment relationships with the Company and its Subsidiaries, in material accordance with all applicable provisions of law and contract. With respect to remuneration paid to the Employees, all payments due in relation to obligatory insurance, severance pay and withholding taxes required by law have been regularly effected.

             (c) SCHEDULE 6.14(c) lists the existing collective bargaining agreements with the Company and any of its Subsidiaries which cover any of the Employees. Except as and to the extent set forth on SCHEDULE 6.14(c),
     (i) there is no trade union, works council or similar body recognized by the Company or any of its Subsidiaries in relation to any Employees; (ii) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending (for which notice has been provided), or to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries; (iii) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending (for which notice has been provided) or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar foreign agency; and (iv) neither the Company nor any of its Subsidiaries has received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Business and no such investigation is in progress; other than, with respect to clauses (ii), (iii) and (iv), such occurrences, failures to comply, charges, complaints or investigations which, either individually or in the aggregate, would not have a Material Adverse Effect.

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     Section 6.15.  EMPLOYEE PLANS.

             (a) SCHEDULE 6.15 contains a true and complete list of all "employee pension benefit plans," as defined in Section 3(2) of ERISA (the "EMPLOYEE PENSION BENEFIT PLANS"), and all "employee welfare benefit plans, " as defined in Section 3(1) of ERISA (the "EMPLOYEE WELFARE BENEFIT PLANS"), which are established, maintained or contributed to by the Company or any Subsidiary, or any ERISA Affiliate and that covers any employee or former employee of the Company or any Subsidiary or under which the Company or any Subsidiary has any liability (collectively, the "EMPLOYEE BENEFIT PROGRAMS"). For purposes of this SECTION 6.15, "ERISA AFFILIATE" means any person which, together with the Company or any Subsidiary, is treated as a single employer for any purpose under Section 414(b) or (c) of the Code or
     Section 4001(b)(1) of ERISA. Each Employee Benefit Program which is (i) an Employee Pension Benefit Plan; (ii) a multi-employer plan as defined in
     Section 3(37) of ERISA (a "MULTI-EMPLOYER PLAN"); (iii) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code; or
     (iv) subject to Title IV of ERISA, is so identified in the SCHEDULE 6.15. The Company, any Subsidiary or any ERISA Affiliate has not caused to be terminated in whole or in part or merged any Employee Benefit Program during the five-year period ending on the Closing Date, except as contemplated by this Agreement.

             (b) With respect to each Employee Benefit Program, to the extent applicable to such program, the Company or a Subsidiary has delivered or made available to Buyer true and complete copies of: (i) the most recent IRS determination letter; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedules, as filed pursuant to applicable law;
     (iii) the Summary Plan Description (as currently in effect) distributed to employees; (iv) the most recent trustee reports, financial statements, actuarial reports and audit reports prepared in connection therewith; (v) any material written communications distributed to employees that modify the Summary Plan Description; (vi) any written interpretation of such Employee Benefit Programs prepared by or at the request of the Company or any Subsidiary and (vii) the most recent documents (including the plan, related trust and insurance contracts and any amendments thereto) governing the Employee Benefit Programs.

             (c) Each Employee Pension Benefit Plan and Employee Welfare Plan substantially complies currently, and has substantially complied in the past both as to form and operation, with the terms of such plans and with the applicable provisions of ERISA, the Code and other applicable federal law. All necessary governmental approvals for the Employee Benefit Programs have been obtained and a favorable determination as to the qualification under Section 401(a) of the Code, of each of the Employee Pension Benefit Plans and each amendment thereto has been made by the IRS or an application for such a favorable determination will be made during the applicable remedial amendment period, and a recognition of exemption from federal income taxation under Section 501(a) of the Code of each of the funded Employee Welfare Benefit Plans has been made by the IRS, and to the knowledge of the Company, nothing has occurred since the date of such determination or recognition letter that would adversely affect such qualification or exemption.

             (d) With respect to any Employee Benefit Program: (i) there are no actions, suits or claims (other than routine, non-contested claims for benefits) pending or, to the knowledge of the Company, which could reasonably be expected to be asserted against the Company, any Subsidiary or an ERISA Affiliate in connection therewith or against any administrator or fiduciary thereof; (ii) to the knowledge of the Company, no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred; and (iii) nothing done or omitted to be done and no transaction or holding of any asset under or in connection therewith has or will make the Company, any Subsidiary or an ERISA Affiliate or any officer or director of the Company, any Subsidiary or an ERISA Affiliate subject to any liability under Title I of ERISA or liable for any tax pursuant to
     Section 4972, Sections 4975 through 4980, inclusive, or Section 4980B of the Code which will result in Material Adverse Effect.

             (e) With respect to an Employee Pension Benefit Plan: (i) no "accumulated funding deficiency" (as defined in Section 412 or the Code) exists, whether or not waived; (ii) no "reportable event" (as defined in Section 4043(b) of ERISA) has occurred or is continuing to occur with respect thereto; (iii) no notice of intent to terminate has been filed nor has any such Plan been terminated pursuant to the provisions of Section 4041 of ERISA; (iv) the Pension Benefit Guaranty Corporation (the "PBGC") has not instituted proceedings to terminate (or appoint a trustee to administer) any such plan and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such plan' and (v) the amount for which the Company, any Subsidiary or an ERISA Affiliate would be liable pursuant to the provisions of Sections 4062, 4063, or 4064 of ERISA would be zero if such plans had terminated as of the date of this Agreement.

             (f)    The Company, any Subsidiary or any ERISA Affiliate has not
     (i) ceased operations of a facility so as to become subject to the provisions of Section 4062(e) of ERISA; (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA; (iii) ceased making contributions on or before the date of this Agreement to any Employee Pension Benefit Plan subject to the provisions of
     Section 4064(a) of ERISA to which such entity made (or was obligated to make) contributions during any of the five years prior to the date of this Agreement; (iv) incurred or caused to occur a complete withdrawal (within the meaning of Section 4203 of ERISA) or a partial withdrawal (within the meaning of Section 4205 of ERISA) from a Multi-Employer Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA); or (v) been a party to any transaction or agreement with respect to which the provisions of Section 4204 of ERISA were applicable.

             (g) SCHEDULE 6.15 lists each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance,

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     compensation or benefits which (i) is not an Employee Benefit Program, a
     Multi-Employer Plan or a benefit described in a collective bargaining agreement a copy of which has been furnished to the Buyer; (ii) is established, maintained or contributed to by the Company, a Subsidiary or an ERISA Affiliate; (iii) covers any employee or former employee of the Company, a Subsidiary or an ERISA Affiliate or under which the Company, a Subsidiary or an ERISA Affiliate has any liability (the "BENEFIT ARRANGEMENTS"). Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, rulings and regulations which are applicable to such Benefit Arrangement.

             (h) Except as described in the SCHEDULE 6.15: (i) no Employee Benefit Program or Benefit Arrangement provides post-retirement health, medical or death benefits for retired employees of the Company, any Subsidiary or an ERISA Affiliate; (ii) no action has been taken by the Company or any Subsidiary that would prevent the Company from amending or terminating any Employee Benefit Program or Benefit Arrangement with respect to any active employees of the Company, any Subsidiary or an ERISA Affiliate other than any limitations imposed under the terms of a collective bargaining agreement; (iii) there is no accrued liability under any Employee Benefit Program or Benefit Arrangement which has not been fully provided for by contributions to such programs or arrangements or which has not been provided for on the Financial Statements; and (iv) there has been no amendment thereto, written interpretation or announcement (whether or not written) by the Company, any Subsidiary or any ERISA Affiliate, or change in employee participation or coverage under any Employee Benefit Program or Benefit Arrangement which would increase materially the expense of maintaining such Employee Benefit Program or Benefit Arrangement above the level of expense incurred in respect thereof for the fiscal year ending on December 31, 2002.

             (i) Except as described in SCHEDULE 6.15, the execution and performance of the transactions contemplated by this Agreement will not constitute a stated triggering event under any Employee Benefit Program or Benefit Arrangement that will result in any payment (whether of severance pay or otherwise) become due from the Company or any Subsidiary to any employee.

     Section 6.16. ENVIRONMENTAL CONDITIONS. Except as set forth on SCHEDULE 6.16, the Company and its Subsidiaries, (i) are and have been in compliance in all material respects with all applicable Environmental Laws, (ii) as of the Closing Date, do not maintain underground storage tanks used by the Business and no asbestos containing material exists at the facilities (except as encapsulated, properly maintained and in compliance with Environmental Laws);
(iii) at no time prior to the Closing have disposed of, transported, stored or Released any Hazardous Materials or any other waste covered by Environmental Laws to, in or at any off-site location or facility in violation of or in a manner which could give rise to liability under any Environmental Law; (iv) have not received in the last three (3) years any written communication from a governmental authority regarding any Environmental Claim, liabilities or potential liabilities, including any investigatory, remedial or corrective obligations, arising under any Environmental Law; (v) have obtained all environmental approvals and permits required under Environmental Laws and no transfers, additional permits or other governmental authorizations under Environmental Laws will be required to permit the Company to conduct the Business in material compliance with all applicable Environmental Laws following the Closing Date as conducted by the Company during the year prior to the Closing Date; (vi) are in compliance in all material respects with all terms and conditions of such environmental approvals and permits; (vii) are not subject to any Environmental Claim, outstanding order, decree or judgment from any governmental authority with respect to the generation, treatment, storage, presence, disposal, transportation or Release of any Hazardous Material in, on or under any of the Real Property, (viii) there is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or, to the knowledge of the Company, against any Person relating to the Business whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law; or
(ix) there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, threatened Release or presence of any Hazardous Material which could form the basis of any Environmental Claim against the Company or any of its Subsidiaries relating to the Business, or, to the knowledge of the Company, against any Person relating to the Business whose liability for any Environmental Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law; (x) have not, and, to the knowledge of the Company, no other Person has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries, except for such substances used or generated, in the ordinary course of business of the Company and its Subsidiaries (which substances, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release or threatened Release of any such substances in material violation of applicable Environmental Laws, except as would not have a Material Adverse Effect).

     Section 6.17.  TAXES. Except as disclosed on SCHEDULE 6.17,

             (a) All Tax returns, statements, reports and forms (including estimated tax and information returns and reports) required by any Governmental Authority to be filed by the Company and all of its Subsidiaries (collectively, the "RETURNS") have been or will be filed when due in accordance with all applicable laws.

             (b) The Returns were true, correct and complete in all material respects and correctly reflected the facts regarding the income, business assets, operations, activities and status of the Company or its Subsidiaries and any other information required to be shown therein in all material respects.

             (c) All Taxes due and payable by the Company or its Subsidiaries on or prior to the Closing Date have been or will be duly and timely paid prior to Closing.

             (d) The Company's reserve for current taxes (not including any amounts that are included to reflect the timing difference for tax and accounting) on its December 29, 2002 balance sheet included with the Financial Statements is sufficient to cover all Taxes of the Company and each of its Subsidiaries that have accrued, but are not yet due and payable, as of the Closing Date.

             (e) All Taxes that are, or were, required to be withheld by the Company or its Subsidiaries have been duly withheld or collected and, to the extent required, have been timely paid to the appropriate Governmental Authority.

             (f) There is no claim, audit, action, suit, or proceeding with respect to Taxes in process or now pending against or with respect to the Company or a Subsidiary.

             (g) Neither the Company nor any of its Subsidiaries is a party to a tax sharing agreement or under any contractual or other obligation to pay any amounts of the type described in the definition of "Tax".

             (h) Neither the Company nor any of its Subsidiaries has received any claim from a Governmental Authority to the effect that the Company or its Subsidiaries has a nexus for Tax purposes in a jurisdiction in which the Company or any of its Subsidiaries has not paid or withheld Taxes on the ground that it does not have such a nexus.

             (i) Neither the Company nor any Subsidiary is liable for Taxes of any other person as a result of joint and several liability, successor liability, transferee liability, under a contract, or otherwise.

             (j) There is no contract, plan, or arrangement covering an employee or former employee of the Company or the Subsidiary (including, without limitation, a payment pursuant to any transaction contemplated by this Agreement) that, individually or in the aggregate, could give rise to a payment which is not deductible pursuant to Section 280G of the Code.

             (k) Neither the Company or any Subsidiary has entered into any agreement with any taxing authority that could affect the Tax liability of the Company or the Subsidiary for any period ending after the Closing Date.

             (l) Neither the Company nor any Subsidiary is required to make (or has requested to make) an adjustment as a result of a change in method of accounting that could affect the Tax liability of the Company or the Subsidiary for any period ending after the Closing Date.

             (m) Neither the Company nor any Subsidiary has participated in a transaction that is a "reportable transaction" under Treasury Regulation section 1.6011-4 (irrespective of the date of the transaction) or the "significant purpose of which is the avoidance or evasion of federal income tax" within the meaning of Code section 6662(d)(2)(C).

             (n) The Company (without regard to the transactions contemplated by this Agreement) constitutes a "small business corporation" within the meaning of Code Section 1361(b) (without regard to paragraph (1)(C) of such Code section).

             (o) The Company's net operating losses (without regard to the transactions contemplated by this Agreement) are not, prior to the Closing and without giving effect to the transactions contemplated herein, subject to any limitations on use pursuant to Code section 269 or Code section 382 or any other provision of the Code.

     Section 6.18.  ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth on
SCHEDULE 6.18, since December 30, 2002, the Business has been carried on in the ordinary course and consistent with past practice (except for such changes or effects resulting from or arising in connection with changes or conditions affecting similarly situated companies in the critical care medical device industry and changes in economic, regulatory or political conditions generally) and neither the Company nor any of its Subsidiaries have, with respect to the
Business:

             (a) borrowed any amount or incurred or become subject to any obligations or liabilities (whether absolute or contingent), or given any guarantee or indemnity outside the ordinary course of business, except liabilities incurred in the ordinary course of business;

             (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any portion of its properties or assets used in the Business, except Permitted Liens and Permitted Encumbrances;

             (c) sold, leased, assigned or transferred (including, without limitation, transfers to any Employees or Subsidiaries of the Company) any of the tangible or intangible assets used in the Business (except for inventory sold in the ordinary course of business consistent with past custom and practice) having a value in excess of $500,000 or canceled without fair consideration any debts or claims owing to or held by it in excess of $500,000;

             (d) suffered any theft, damage, destruction or casualty loss to the tangible assets used in the Business, whether or not covered by insurance, having a value in excess of $500,000;

             (e) entered into, amended or terminated any material lease, license agreement, contract, agreement, permit or commitment in connection with the Business other than in the ordinary course of business and in accordance with past custom and practice;

             (f) entered into any substantial transaction with any officer, director or Employee thereof or an entity in which any such Person has a substantial interest;

             (g) consistent with past practices, entered into any employment contract or collective bargaining agreement, written or oral, or changed in any other material respect employment terms for any Employee or made or granted any bonus or any wage, salary or compensation increase to any director, officer, Employee or sales representative, group of Employees or consultant (except for annual salary and wage increases and bonuses paid in the ordinary course of business);

             (h) incurred intercompany charges or conducted its cash management customs and practices (including the collection of receivables, inventory control and payment of payables) other than in the usual and ordinary course of business in accordance with past custom and practice;

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             (i)    made any non-budgeted capital expenditures (or commitments therefor), other than capital expenditures which are reasonably necessary to allow the Business to operate in accordance with past custom and practice, that aggregate in excess of $250,000;

             (j) entered into any lease of capital equipment or real estate involving rental in excess of $500,000 per annum with a term exceeding two years;

             (k) performed any acts punishable under the Foreign Corrupt Practices Act or under the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; or

             (l)    agreed to do any of the foregoing.

     Section 6.19.  PRODUCT AND SERVICE WARRANTIES. Except as disclosed on
SCHEDULE 6.19, to the knowledge of the Company, each product sold or delivered and each service rendered by the Company or any of its Subsidiaries has been in conformity in all material respects with all applicable contractual commitments, all express and implied warranties, and all laws, and neither the Company nor any of its Subsidiaries has any material liabilities or obligations for replacement or repair thereof or other damages in connection therewith. Except as disclosed on SCHEDULE 6.19, no product sold or delivered or service rendered by the Company or any of its Subsidiaries is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions with respect thereto. Prior to the date hereof, the Company has made available to the Buyer copies of the standard terms and conditions of sale for products delivered and services rendered by the Company and its Subsidiaries (containing all applicable guaranty, warranty, return and indemnity provisions).

     Section 6.20. BROKERAGE FEES. Except as disclosed on SCHEDULE 6.20, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries.

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES
                                   FROM BUYER

             The Buyer hereby represents and warrants to each Stockholder and the Company as follows:

     Section 7.1. ORGANIZATION. The Buyer is duly organized, validly existing and in good standing under the laws of the state in which it is organized.

     Section 7.2. AUTHORITY. The Buyer has full power and authority to enter into this Agreement and to consummate the transactions contemplated on its part hereby. The board of managers, members or other governing body, as applicable, of the Buyer have taken all action required to authorize the execution and delivery of this Agreement, the performance of the Buyer's obligations hereunder and the consummation of the transactions contemplated hereby.

This Agreement has been duly executed and delivered by the Buyer and is the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

     Section 7.3. NO VIOLATION. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will violate, be in conflict with any provisions of the organization or governing documents of the Buyer or violate, by in conflict with, or allow the termination of, constitute a breach or default under, cause the acceleration of the maturity of or create any lien, pledge, encumbrance, charge or claim of any kind pursuant to any written or oral contract, agreement, commitment, lease, indenture, mortgage, instrument or other arrangement to which the Buyer is a party or by which Buyer is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which the Buyer is subject.

     Section 7.4. CONSENTS AND APPROVALS. Except for consents, approvals or authorizations that have been obtained, no consent, approval or authorization of, or declaration, filing or registration with, any Governmental Authority or third party is required to be made or obtained by the Buyer in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     Section 7.5. INVESTMENT REPRESENTATIONS. The Buyer is a sophisticated investor, represented by independent legal counsel and investment counsel with experience in the acquisition and valuation of ongoing businesses, and acknowledges that it has received or has had access to all information which it considers necessary or advisable to enable it to make an informed business decision concerning its purchase of Securities hereunder. The Buyer is acquiring the Securities for investment purposes only, and not with a view to or for any public resale or other distribution thereof. The Buyer is an "accredited investor" as such term is defined in the regulations promulgated under the Securities Act of 1933, as amended.

     Section 7.6. BROKERAGE FEES. Except as disclosed on SCHEDULE 7.6, there are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Buyer.

                                  ARTICLE VIII
                                    COVENANTS

     Section 8.1. CONDUCT OF BUSINESS. From the date hereof until the Closing, except as consented to by the Buyer in writing, the Stockholders will, and will cause the Company to:

             (a) continue to maintain the Company and its Subsidiaries at all times as corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation;

             (b) carry on the operations of the Business substantially in the manner carried on as of the date hereof and not engage in any activity or transaction or make any commitment to purchase or spend in connection with the Business other than in the ordinary course of business as heretofore conducted; PROVIDED, HOWEVER, without the written consent of the Buyer, the Company will not make any commitment to purchase or spend in connection with the Business involving $1,000,000 or more;

             (c) use commercially reasonable efforts to continue to carry all of the existing insurance of the Business;

             (d) maintain the facilities, machinery and equipment of the Business consistent with past practices, subject only to ordinary wear and tear;

             (e) use commercially reasonable efforts to (i) preserve the organization of the Business intact, (ii) to keep available to the Buyer the services of the Employees and independent contractors of the Business and (iii) to preserve for Buyer the Company's relationships with suppliers, licensees, distributors and customers and others having business relationships with them in connection with the Business, except in such case as would not have a Material Adverse Effect; and

             (f) continue to maintain and keep accurate books and records reflecting the assets and liabilities of the Business.

     Section 8.2. NEGATIVE COVENANTS. From the date hereof until the Closing, except (X) as set forth on SCHEDULE 8.2, (Y) contemplated in this Agreement or
(Z) as otherwise consented to by the Buyer in writing, other than in the ordinary course of business, the Stockholders will not, and will not cause or permit the Company to:

             (a) authorize, issue, or enter into any agreement providing for the issuance equity securities of the Company or any Subsidiary;

             (b)    declare any dividend for the Company in cash or securities;

             (c) adopt or amend any employee or director incentive plan providing for the issuance of equity securities of the Company or any Subsidiary;

             (d) amend, modify, renew or otherwise materially revise (directly or indirectly) any borrowing, transaction or agreement with any Employee, except for wage, salary or other compensation increases in the ordinary course of business consistent with past practice;

             (e) engage (directly or indirectly) in a new business activity other than a business reasonably related to the Company's or any Subsidiary's existing business;

             (f)    make any loans or advances to any third party, other than
     (i) travel and entertainment advances to employees in the ordinary course of business and (ii) advances and deposits made in the ordinary course of business;

             (g) create, incur, assume or guarantee any indebtedness in respect of money borrowed (regardless of the time period for repayment of such indebtedness);

             (h) amend, modify, renew or otherwise materially revise (directly or indirectly) (x) the Purchase Agreement or other transaction document related thereto or (y) any Material Contract other than in the ordinary course of business;

             (i) make or commit to making any capital expenditures other than in the ordinary course of business; or

             (j) settle or agree to settle any pending claim, suit or proceeding other than in the ordinary course of business.

     Section 8.3. NO SOLICITATION OF OFFERS. Between the date of this Agreement and the Closing or earlier termination of this Agreement, the Company shall, and shall cause its Employees and representatives to, deal exclusively with the Buyer in connection with the transactions contemplated herein. Neither the Company, the Stockholders nor any Employee or representative of Stockholders or the Company shall directly or indirectly, without the Buyer's prior written consent, solicit, encourage or initiate any offer or proposal from, or engage in any discussions with, or provide any information to, any person other than the Buyer and its affiliates, employees and representatives, concerning any transaction involving the sale of any stock or assets of the Company (other than sales of its products in the ordinary course of business), or a merger, consolidation, liquidation, recapitalization or similar transaction involving the Company (collectively, "ACQUISITION TRANSACTIONS"), nor shall Stockholders or any Employee or representative of the Company accept any proposal with respect to any Acquisition Transaction. Stockholders, the Company and their representatives shall notify the Buyer promptly upon their receipt of any proposal for an Acquisition Transaction.

     Section 8.4. SUPPORT FOR DUE DILIGENCE. Between the date of this Agreement and the thirty (30) days following the execution of this Agreement, the Company shall, and shall cause its Employees and representatives to provide to the Buyer and its representatives reasonable access to all of the Company's books, records, contracts, premises and personnel of the Company and its Subsidiaries, including without limitation, information relating to the Business, and relevant financial, tax, legal and regulatory considerations concerning the Company and its Subsidiaries.

     Section 8.5.   TERMINATED PLANS.

             (a) Within one (1) day from the date hereof, subject to the terms and conditions set forth herein, the Board of Directors of the Company shall adopt the necessary resolutions to cause the Company and its Subsidiaries to terminate the Terminated Plans as provided in SECTION 2.1(d).

             (b) Within ten (10) days from the date hereof, subject to the terms and conditions set forth herein, the Company shall cause the Medex ESOP to deliver a notice of the transactions contemplated pursuant to this Agreement, which notice shall solicit the consent and approval of such participants to the recapitalization transaction contemplated hereby and to amendment of the Company's Articles of Incorporation contemplated pursuant to SECTION 2.1(a). Furthermore, such notice shall inform each participant of the contingent termination of the Medex ESOP and shall provide each participant a thirty day (30) day period in which to elect to receive such participant's vested benefit under the Medex ESOP in the form of (x) a lump sum cash payment equal to the number of shares of Company Common Stock and Company Preferred Stock to be vested in such participant upon the termination of the Medex ESOP multiplied by $6.27 or (y) shares of Company Common Stock and Company Preferred Stock to be vested in such participant upon the termination of the Medex ESOP.

             (c) Upon expiration of the election period set forth in paragraph (b) above, the Company shall make a lump sum cash payment to the trustee of the Medex ESOP in an amount equal to the aggregate cash payment to be paid to the participants in the Medex ESOP as a result of the election of such participants pursuant to paragraph (b) above to receive a cash payment and the Company shall cause the Trustee of the Medex ESOP to distribute such cash to the participants in the Medex ESOP who shall have elected to receive such cash payment pursuant to paragraph (b) above and the Company shall cause the trustee of the Medex ESOP to distribute shares of Company Common Stock and Company Preferred Stock in an aggregate amount equal to the shares to be distributed to the participants in the Medex ESOP as a result of the election of such participants pursuant to paragraph (b) above to receive shares of Company Common Stock and Company Preferred Stock.

             (d) Upon expiration of the election period set forth in paragraph (b) above, with respect to the Stock Incentive Plan (UK) and Stock Appreciation Participation Rights Plan (Germany), the Company shall make a lump sum cash payment to each beneficiary of or participant in such plans in an amount equal to the aggregate vested equity rights of such beneficiary under such plans multiplied by $6.27.

             (e) Notwithstanding the foregoing, the Company shall not be obligated to deliver any such notices, payment or shares under SECTION 8.5(c) in the event that the Company shall have rescinded the termination of the Medex ESOP in accordance with the terms and conditions of SECTION 2.1(d) or in the event that the Buyer shall not have advanced the amounts contemplated pursuant to SECTION 2.1(d)(v).

             (f) Upon the expiration of the election period set forth in paragraph (b) above, but in no event prior to the Closing Date, the Buyer shall purchase, and the Company shall issue to the Buyer, up to 119,992.3 shares of Company Common Stock and 1,079,930.7 shares of Company Preferred Stock for a purchase price equal to $6.27 for each unit of one (1) share of Company Common Stock and nine (9) shares of Company Preferred Stock, which purchase price will be paid through the cancellation of the outstanding advance made by the Buyer to the Company pursuant to SECTION 2.1(d)(v). The actual number of shares purchased by the Buyer will depend on the actual amount advanced by the Buyer to the Company pursuant to SECTION 2.1(d)(v). Upon consummation of such purchase, the Company shall deliver to the Buyer certificates evidencing the shares of Company Common Stock and Company Preferred Stock purchased by the Buyer hereunder.

     Section 8.6. TERMS OF PREFERRED STOCK. If prior to the date of the Closing, the Company determines that the Company Preferred Stock may be characterized as "section 306 Preferred

Stock" under Code section 306, the Buyer and the Stockholders shall use their best efforts to revise the terms of the Company Preferred Stock so as to avoid such characterization. Any such revision shall preserve the relative economic interests of all the Stockholders as contemplated by the terms of this Agreement as of the date hereof.

                                   ARTICLE IX
                                   TERMINATION

     Section 9.1. TERMINATION EVENTS. This Agreement shall be terminated at any time prior to the Closing as follows, and in no other manner:

             (a) by mutual consent of the Buyer, the Company and the Representatives;

             (b) if the Purchase Agreement has been terminated in accordance with its provisions;

             (c) if the transactions contemplated by this Agreement shall not have occurred on or before July 31, 2003, or such later date as may have been agreed upon in writing by the parties, PROVIDED, that any such failure to close is not due to any failure to perform, default or breach by a party hereto;

             (d) by the Buyer upon a Material Adverse Change except any such change or effect resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby, (ii) changes or conditions affecting the intravenous catheter industry or market for such products generally, (iii) changes in economic, regulatory or political conditions generally, (iv) fluctuations in foreign currency exchange rates, or (v) changes or effects that are the direct result of actions taken by the Buyer without the express authorization or consent of the Representatives;

             (e) by the Representatives, provided the Company or the Stockholders are not in breach of any of their obligations hereunder, if the Buyer fails to perform in any material respect any of its covenant in this Agreement when performance thereof is due or the Buyer shall have breached in any material respect any of its representations and warranties contained in this Agreement which has a Material Adverse Effect and the Buyer shall have had a reasonable opportunity to cure before Closing;

             (f) by the Buyer, provided the Buyer is not in breach of any of its obligations hereunder, if the Stockholders or the Company fail to perform in any material respect any of their covenants in this Agreement when performance thereof is due or the Stockholders shall have breached in any material respect any of the Stockholders' representations and warranties contained in this Agreement which has a Material Adverse Effect and the Stockholders or the Company, as the case may be, shall have had a reasonable opportunity to cure before Closing;

             (g) by the Representatives or the Buyer, if the Schedules to this Agreement (as delivered and reviewed pursuant to the terms of this Agreement) are not finalized as contemplated by SECTION 11.1 within fourteen (14) days after the date of this Agreement; or

             (h) by the Buyer if, at anytime during the thirty (30) days following the execution of this Agreement the due diligence investigation conducted by the Buyer and its representatives of the Company and its Subsidiaries, including without limitation, the Business, and relevant financial, tax, legal, regulatory and other considerations fails to have been completed in a manner reasonably satisfactory to the Buyer and its representatives by reason of such investigation uncovering a condition or event that has not been previously disclosed to the Buyer or its representatives prior to the date of this Agreement which condition or event could reasonably be expected to have a materially adverse effect as determined by the Buyer in its reasonable discretion on the valuation of the Company and its Subsidiaries, taken as a whole, as of the date of this Agreement.

     Section 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to SECTION 9.1, this Agreement shall terminate without further action by the parties hereto and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto. If this Agreement is terminated as provided herein, all filings, applications and other submissions made pursuant to this Agreement shall, to the extent practicable, be withdrawn from the Governmental Authority or Person to which they were made.

                                    ARTICLE X
                          SURVIVAL AND INDEMNIFICATION

     Section 10.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the Closing until the date twelve (12) months from the Closing Date, and shall then expire and be of no force or effect; PROVIDED, HOWEVER, that (i) the representations and warranties in ARTICLE V - Representations and Warranties Regarding the Stockholders,
SECTION 6.1 - Organization, Good Standing and Authority, SECTION 6.2 - Capitalization and SECTION 6.3 - Title to Property shall survive forever after the Closing Date; (ii) the representations and warranties in SECTION 6.16 - Environmental Conditions shall survive until the date two (2) years from the Closing Date; and (iii) the representations and warranties in SECTION 6.17 - Taxes shall survive until the expiration of the applicable statute of limitations plus sixty (60) days (the representations and warranties set forth in clauses (i), (ii) and (iii) of this SECTION 10.1 are collectively referred to herein as the "EXCLUDED REPRESENTATIONS AND WARRANTIES").

     Section 10.2.  INDEMNIFICATION BY STOCKHOLDERS. After the Closing Date:

             (a) Each Stockholder severally (and not jointly and severally) agrees to indemnify and hold harmless the Buyer and each of its respective directors, officers, shareholders, employees, affiliates, controlling persons, agents, representatives, successors and authorized assigns (the "BUYER INDEMNITEES") against and from any and all Damages which any Buyer Indemnitee may incur or suffer which arise out of or result from the breach of any representation or warranty made by such Stockholder in ARTICLE V of this Agreement; PROVIDED that for purposes of this subsection (a), if any such representation or warranty contained herein is qualified (either directly or by the use of the defined term "Material Adverse Change" or "Material Adverse Effect") by the word "material" (or by any word formed from such word), then such representation and warranty will in all respects be construed as if the word "material" (and such words formed therefrom) were not included in such representation or warranty or included in the definition of "Material Adverse Change" or "Material Adverse Effect".

             (b) The Stockholders, jointly, but not jointly and severally, on a pro-rata basis as provided in SECTION 10.4 below, agree to indemnify and hold harmless the Buyer Indemnitees against and from any and all Damages which any Buyer Indemnitee may incur or suffer which arise out of or result from (i) the breach of any representation or warranty made by the Stockholders in ARTICLE VI of this Agreement; PROVIDED that for purposes of this clause (i), if any such representation or warranty contained herein is qualified (either directly or by the use of the defined term "Material Adverse Change" or "Material Adverse Effect") by the word "material" (or by any word formed from such word), then such representation and warranty will in all respects be construed as if the word "material" (and such words formed therefrom) were not included in such representation or warranty or included in the definition of "Material Adverse Change" or "Material Adverse Effect", (ii) the breach or nonperformance of any covenant, obligation or agreement made or incurred by the Stockholders in this Agreement and (iii) Environmental Claims as are made within two (2) years of the Closing Date. Notwithstanding that a claim for Damages falls into multiple categories of this SECTION 10.2, the Stockholders shall only be required to indemnify a Buyer Indemnitee one time only.

     Section 10.3. INDEMNIFICATION BY THE BUYER. After the Closing Date, the Buyer agrees to indemnify and hold harmless the Company, Stockholders and any of its directors, officers, shareholders, employees, Affiliates, controlling persons, agents, representatives, successors and authorized assigns (the "STOCKHOLDER INDEMNITEES") against and from any and all Damages which any Stockholder Indemnitee may incur or suffer which arise out of or result from (i) the breach of any representation or warranty made by the Buyer in this Agreement and (ii) the breach or nonperformance of any covenant, obligation or agreement made or incurred by the Buyer in this Agreement. Notwithstanding that a claim for Damages falls into multiple categories of this SECTION 10.3, the Buyer shall only be required to indemnify a Stockholder Indemnitee one time only.

     Section 10.4.  SCOPE OF STOCKHOLDERS LIABILITY.

             (a) Indemnification shall not be available to the Buyer Indemnitees for Claims under SECTION 10.2(b)(i) until the aggregate amount of Damages due to the Buyer Indemnitees under SECTION 10.2(b)(i) exceeds $500,000 (the "THRESHOLD AMOUNT"), and then only for the amount in excess of the Threshold Amount, except with respect to any Claim resulting from or relating to any breach of the Excluded Representations and Warranties to which the Threshold Amount shall not apply.

             (b) The Stockholders' maximum aggregate liability for Damages to the Buyer Indemnitees for Claims under SECTION 10.2(b) shall not exceed, under any circumstances, the lesser of (i) the then fair market value of the Securities and options (other than Securities issued after the Closing
     Date) held by the Stockholders immediately after the Closing and (ii) $10,000,000 (the "MAXIMUM AMOUNT"); PROVIDED that each Stockholder's maximum individual liability shall not exceed his, her or its PRO RATA share (determined as a percentage, the numerator of which is the number of shares of Company Common Stock held by such Stockholder immediately prior to the Closing and the denominator of which is equal to the number of shares of Company Common Stock held by all of the Stockholders immediately prior to the Closing) of the Maximum Amount.

             (c) The amount of any Claim of the Buyer Indemnitees that is undisputed by the Stockholders or to which any Buyer Indemnitee is entitled as determined by the final, non-appealable judgment of a court of competent jurisdiction may, at the option of the Stockholders, first be satisfied by delivery of shares of Securities by the Stockholders duly endorsed in blank in favor of the Buyer Indemnitee with a fair market value in an amount equal to the amount of such Claim and such Stockholder hereby authorizes the Company to transfer such shares on the books of the Company from such Stockholder to the Buyer. Each Stockholder holding options to purchase shares of Securities agrees to exercise such options to the extent necessary to satisfy such Stockholder's indemnification obligations hereunder. For purposes of this SECTION 10.4, fair market value of the Securities shall be determined in the same manner in which "Appraised Value" is determined under the Stockholders Agreement. Notwithstanding anything to the contrary contained herein, the amount of any Claim of the Buyer Indemnitees with respect to any Environmental Claim involving remediation shall be limited solely to the cost and expenses necessary or appropriate to remediate the Real Property that is the subject of such Environmental Claim into compliance with applicable Environmental Laws.

     Section 10.5. CLAIMS. Any Buyer Indemnitee or Stockholder Indemnitee claiming it may be entitled to indemnification under this ARTICLE X (the "INDEMNIFIED PARTY") shall give prompt notice to the other party (the "INDEMNIFYING PARTY") of each matter, action, cause of action, claim, demand, fact or other circumstances upon which a claim for indemnification (a "CLAIM") under this ARTICLE X may be based. Such notice shall contain, with respect to each Claim, such facts and information as are then reasonably available, and the specific basis for indemnification hereunder. Failure to give prompt notice of a Claim hereunder shall not affect the Indemnifying Party's obligations under this
ARTICLE X, except to the extent the Indemnifying Party is prejudiced by such failure.

     Section 10.6. DEFENSE OF ACTIONS. The Indemnified Party shall permit the Indemnifying Party, at the Indemnifying Party's option and expense, to assume the complete defense of any Claim based on any action, suit, proceeding, claim, demand or assessment by any third party with full authority to conduct such defense and to settle or otherwise dispose of the same, and the Indemnified Party will fully cooperate in such defense; provided that the Indemnifying Party will not, in defense of any such action, suit, proceeding, claim, demand or assessment, except with the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld or delayed), consent to the entry of any judgment or enter into any settlement which provides for any relief other than the payment of monetary Damages and which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect thereof. After notice to the Indemnified Party of the Indemnifying Party's election to assume the defense of such action, suit, proceeding, claim, demand or assessment, to the extent that the Indemnifying Party requests the Indemnified Party's assistance in connection with the defense of such action, suit, proceeding, claim, demand or assessment, the Indemnifying Party shall be liable to the Indemnified Party for such legal or other expenses subsequently incurred by the Indemnified Party. As to those actions, suits, proceedings, claims, demands or assessments with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in such defense, at its cost and expense, and will consult with the Indemnifying Party prior to settling or otherwise disposing of any of the same. Notwithstanding anything to the contrary herein, with respect to any Claim asserted by a governmental entity relating to Taxes, the Indemnifying Party shall be entitled to participate in the defense, but the Indemnified Party shall control such defense. The Indemnified Party will not settle any such Claim without the prior consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed.

     Section 10.7. LIMITATION, EXCLUSIVITY. No Claim pursuant to SECTION 10.2(i), 10.2(ii) or 10.2(iii) shall be made or have any validity unless the Buyer Indemnitee shall have given written notice of such Claim to the Representatives prior to the expiration of the applicable survival period, if any, set forth in SECTION 10.1 for such Claim. This ARTICLE X provides the exclusive means by which an Indemnified Party may assert Claims or any other cause of action arising out of the transactions contemplated hereby.

     Section 10.8. ADDITIONAL LIMITATIONS. The amount which an Indemnifying Party is required to pay in respect of any Claim shall be reduced (either at time of payment or retroactively after payment) by the amount of net insurance proceeds received by the Indemnified Party with respect to such Claim which Indemnified Party has, in its sole discretion, elected to pursue. If an Indemnified Party receives a payment from an Indemnifying Party in respect of a Claim pursuant to this ARTICLE X and such Indemnified Party subsequently receives insurance proceeds with respect to such Claim, such Indemnified Party shall pay to such Indemnifying Party the amount equal to the net insurance proceeds. No denial of coverage by any insurance carrier and no refusal or delay by any insurance carrier to make payment (including, without limitation, the pendency of the Indemnified Party's insurance claim in the ordinary course of the insurer's business) shall excuse any Indemnifying Party from performing its obligations under this ARTICLE X in a timely manner.

                                   ARTICLE XI
                                  MISCELLANEOUS

     Section 11.1. AMENDMENT, MODIFICATION AND SUPPLEMENTS. The parties hereto may amend, modify or supplement the provisions of this Agreement only by written agreement the Buyer, the Company and a majority of the Stockholders; PROVIDED, that no party may be adversely affected in any disproportionate manner by any such amendment, modification or supplement without the written agreement of such affected party. Notwithstanding the foregoing, the Buyer and the Representatives may amend, modify or supplement the representations and warranties contained in ARTICLE VI from and after the date hereof and prior to the Closing Date without the consent of a majority of the Stockholders. Furthermore, the Company and the Stockholders shall have a period of fourteen (14) days from the date hereof to amend, modify or supplement the Schedules attached hereto, subject to the Buyer's review of such amendments, modifications or supplements as contemplated by SECTION 4.2(l) hereof.

     Section 11.2. WAIVER. Any failure on the part of any party to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     Section 11.3. NOTICES. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company, the Representatives and Buyer at the addresses set forth below. Notices shall be deemed to have been given hereunder when delivered personally, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service, transmitted by facsimile or telecopy.

                    If to the Company:

                    MedVest Holdings Corporation.
                    6250 Shier-Rings Road
                    Dublin, OH 43016-1295
                    Attention:  Dominick Arena and Charles Jamison

                    If to the Representatives:

                    Mr. Dominick Arena and Mr. Charles Jamison
                    6250 Shier-Rings Road
                    Dublin, OH 43016-1295

                    With copies (which shall not constitute notice) to:

                    Calfee, Halter & Griswold LLP
                    1650 Fifth Third Center
                    21 E. State Street
                    Columbus, Ohio  43215
                    Attention: Douglas S. Morgan

                    If to the Buyer:

                    OEP MedVest LLC
                    c/o One Equity Partners
                    55 West Monroe Street, Suite 1600
                    Chicago, IL 60670
                    Attention:  Timothy A. Dugan

                    WITH COPIES (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

                    Winston & Strawn
                    35 West Wacker Drive
                    Chicago, IL 60601
                    Attention:  Stanford J. Goldblatt

     Section 11.4. BINDING NATURE; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations of the parties hereunder may be assigned to any Person without the prior written consent of the majority Stockholders and the Buyer.

     Section 11.5.  AGENCY.

             (a) Each of the Stockholders does hereby appoint by execution and delivery of this Agreement, irrevocably and unconditionally, Mr. Dominick Arena and Mr. Charles Jamison, collectively, as their agent and attorney-in-fact to take any and all action on such Stockholder's behalf in connection with this Agreement and the transactions contemplated hereby, which appointment is irrevocable and coupled with an interest, with full power and authority (including the power of substitution), except as otherwise provided in this Agreement, in the name of and for and on behalf of such Stockholder, or in his, her or its own name as representative of all such Stockholders (acting in such capacity, the "REPRESENTATIVES"), to take all actions required or permitted to be taken by any Stockholder pursuant to this Agreement (collectively, "STOCKHOLDER ACTIONS"), including, but not limited to, executing, giving and receiving certificates, accounting, reports, notices, consents and approvals. Each of the Stockholders hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the Representatives shall be effective service of process for any action, suit or proceeding with respect to any Claim by the Buyer under SECTION 10.2. The authority conferred under this SECTION 11.5 shall be an agency coupled with an interest, and all authority conferred hereby is irrevocable and not subject to termination by the Stockholders or any of them, or by operation of law, whether by death or incapacity of any Stockholder, the termination of any trust or estate or the occurrence of any other event; it being understood and agreed that the Representatives, acting in such agency capacity, shall be the only Persons who shall have authority to act on behalf of the appointing Stockholder and no other Persons (including the appointing Stockholder) shall have any right to take, consent to, approve or otherwise participate in any Stockholder Action, without the consent of the Representatives. If any appointing Stockholder should die or become incapacitated, if any trust or estate should terminate or if any other such event should occur, any action taken by the Representatives pursuant to this SECTION 11.5 shall be as valid as if such death or incapacity, termination or other event had not occurred, regardless of whether or not the Representatives, the Company, the Stockholders or the Buyer shall have received notice of such death, incapacity, termination or other event. Any notice given to the Representatives pursuant to this Agreement or the other agreements referred to herein, shall constitute effective notice to all Stockholders, and any other party to the respective agreement or any other Person may rely on any notice, consent, approval, election or other communication received from the Representatives as if such notice, consent, approval, election or other communication had been received from all Stockholders.

             (b) The Stockholders represent and covenant (i) that the Representatives have been appointed as their agent and attorney-in-fact to take any and all action on their behalf in connection with this Agreement and the transactions contemplated hereby, (ii) that the Representatives have been appointed by the Stockholders as their agent for the purpose of collecting, disbursing and otherwise dealing with the sums of cash and other consideration payable to the Stockholders pursuant to this Agreement,
     (c) that any decision of the Representatives (or any agent designated by the Representatives) with respect to any matter on behalf of a Stockholder shall be binding on such Stockholder (including, without limitation, the determination of the fair market value of the Securities) and (d) any payment of an amount or other delivery made by the Company to the Representatives on behalf of the Stockholders shall for all purposes satisfy such party's obligation to make such payment to such Stockholder. With respect to all matters relating to the Stockholders arising hereunder, the Buyer shall be required only to deal with the Representatives. The Representatives will act by unanimous decision of the Representatives.

     Section 11.6. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. Furthermore, notwithstanding anything to the contrary contained herein or in that certain letter agreement, dated April 2, 2003, by and between One Equity Partners LLC and Medex, Inc., in the event that any provision of the April 2, 2003 letter agreement conflicts with any term or provision contained herein, the terms and provisions contained in this Agreement shall control and prevail among the parties hereto.

     Section 11.7. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     Section 11.8. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

     Section 11.9. EXPENSES. Fees and expenses incurred by the parties hereto in connection with the negotiation of this Agreement, the performance of the respective obligations hereunder and the consummation of the transactions contemplated herein shall be paid by the Company; PROVIDED, HOWEVER, if the Closing does not occur, the Buyer and the Company shall bear their own expenses relating to the negotiation and due diligence relating to this Agreement and the Buyer and the Company shall pay its respective portion of all fees and expenses, including, without limitation, any regulatory filing fees (including any Anti-Trust Filing Fees), relating to the negotiation of (x) the Purchase Agreement and the other transaction documents related thereto and (y) the New Debt Financings and the transaction documents related thereto, in each case as determined by the Buyer's expected PRO RATA ownership of the Company Common Stock as though the Closing contemplated hereby had occurred.

     Section 11.10. PRESS RELEASE AND ANNOUNCEMENTS. No press release related to this Agreement or the transactions contemplated therein, or other announcement to the Employees, independent contractors, suppliers, customers or distributors of the Company, will be issued without the joint approval of the Company and the Buyer, except as required by law.

     Section 11.11. GOVERNING LAW. All issues and questions concerning the relative rights and obligations of the Company and its stockholders, or the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto, shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

     Section 11.12. MUTUAL WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action or counterclaim arising out of or relating to this Agreement.

     Section 11.13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which, together, shall constitute one and the same instrument.

     Section 11.14. HEADINGS. The headings of the various Sections and Articles of this Agreement have been inserted only for convenience and shall not be deemed to modify, explain, enlarge or restrict any of the provisions of this Agreement.

     Section 11.15. U.S. DOLLARS. All amounts expressed in this Agreement and all payments required by this Agreement are in United States dollars.

     Section 11.16. NO RELIANCE BY BUYER; OWN DUE DILIGENCE. The Buyer is relying on its own investigation and valuation of the Company and its Subsidiaries in effecting the transactions covered by this Agreement.

     Section 11.17. FORWARD LOOKING STATEMENTS. (a) In connection with the Buyer's investigation of the Company and its Subsidiaries, the Buyer has received from the Company various forward-looking statements regarding the Company and its Subsidiaries (including the estimates, assumptions, projections, forecasts and plans furnished to it) (the "FORWARD-LOOKING STATEMENTS"). The Buyer acknowledges and agrees (i) there are inherent uncertainties inherent in attempting to make the Forward-Looking Statements; (ii) the Buyer is familiar with such uncertainties; (iii) the Buyer is taking full responsibility for making its own investigation, examination and evaluation of the Company and its Subsidiaries and has employed outside professionals to assist it with the foregoing; (iv) the Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all Forward-Looking Statements; (v) it is not relying on any Forward-Looking Statement in any manner whatsoever, and
(vi) with respect to the foregoing, the Buyer shall have no claim against the Company or the Stockholders with respect thereto.

             (b) The Company and the Stockholders make no representation or warranty with respect to the reasonableness of the assumptions underlying any Forward-Looking Statement.

             (c) The Company and the Stockholders make no representation or warranty with respect to any Forward-Looking Statement made (a) in any due diligence information provided to the Buyer, (b) in connection with the Buyer's discussions with the Stockholders and the Company and its Subsidiaries, (c) in negotiations leading to this Agreement, or (d) in any other circumstance.

     Section 11.18. DEFINITION OF KNOWLEDGE. "To the Company's knowledge", "to the Stockholders' knowledge" or other references to the knowledge or awareness of the Company or the Stockholders mean the actual knowledge of the Executive Stockholders and Cathy Chenetski (with respect to Ms. Chenetski, actual knowledge solely as it relates to FDA regulatory and quality assurance matters).

                            [signature page follows]

             IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

                                           MEDVEST HOLDINGS CORPORATION


                                           By: /s/ Dominick A. Arena
                                              ------------------------------
                                           Name: Dominick A. Arena
                                           Its: President


                                           OEP MEDVEST LLC


                                           By: /s/ Timothy A. Dugan
                                              ------------------------------
                                           Name: Timothy A. Dugan
                                           Its:  Manager
                                            /s/ Dominick A. Arena
                                           ---------------------------------
                                           Dominick A. Arena

                                            /s/ Ralph B. Dickman, Jr.
                                           ---------------------------------
                                           Ralph B. Dickman, Jr.

                                            /s/ Michael I. Dobrovic
                                           ---------------------------------
                                           Michael I. Dobrovic

                                            /s/ Charles J. Jamison
                                           ---------------------------------
                                           Charles J. Jamison

                                            /s/ Dr. Georg Landsberg
                                           ---------------------------------
                                           Dr. Georg Landsberg

                                            /s/ Catherine Chenetski
                                           ---------------------------------
                                           Catherine Chenetski

                                            /s/ Steven Glover
                                           ---------------------------------
                                           Steven Glover

                                            /s/ Clifford Oman
                                           ---------------------------------
                                           Clifford Oman

                                            /s/ James Hamilton
                                           ---------------------------------
                                           James Hamilton

                                            /s/ Nigel Perry
                                           ---------------------------------
                                           Nigel Perry

                                            /s/ William Ventura
                                           ---------------------------------
                                           William Ventura

                                            /s/ Paul Cernich
                                           ---------------------------------
                                           Paul Cernich

                                            /s/ A. Paul Bennett
                                           ---------------------------------
                                           A. Paul Bennett

                                            /s/ Richard Hartnett
                                           ---------------------------------
                                           Richard Hartnett